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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MASTERCRAFT BOAT HOLDINGS, INC.

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MASTERCRAFT BOAT HOLDINGS, INC.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

September 15, 2021

Dear Shareholders,

At MasterCraft, we are excited to see so many people embracing boating as a fun and safe recreational activity for enjoying the outdoors. We believe our record sales and earnings in 2021 from consumers seeking the boating lifestyle and supporting our brands reflects the success of our focus on consumer experience, digital marketing, operational excellence and human capital development.

The credit for our success goes to the more than 1,500 employees that deliver the quality and innovation that underpins the strength of our MasterCraft, Aviara, Crest, and NauticStar brands. To deliver our growth, our workforce expanded by more than 600 hourly and 50 salary personnel during the past year. Our focus on attracting, developing and retaining our highly skilled and specialized workforce, and keeping them safe, has been critical to our success.

Our strategic focus

In 2021, our priority was executing our strategic growth plan to meet record demand. We focused on new product innovation to meet customer needs and expectations. We also invested significantly in digital marketing to increase brand awareness and create a community of interest to drive sales. We launched several immersive digital experiences for our consumers, allowing them to learn about our brands in a 360-degree digital environment. These unique digital showrooms allowed consumers to immerse themselves in each of our brands in a way they would typically do in traditional in person boat shows. The results we have seen in consumer site traffic, website engagement and lead generation have been dramatic.

We sustained the acceleration of operational excellence programs across all our manufacturing facilities to drive throughput improvements and enhance quality. Special mention goes to our outstanding supply chain team that did a tremendous job of minimizing the disruptions facing the industry to achieve our record production.

Strengthening our Board

In July 2021, we elected Jennifer Deason to our Board of Directors. She brings a wealth of leadership, financial and digital experience to support the company’s growth. Ms. Deason’s appointment increases the size of the Company’s board to eight members, all of whom bring diverse knowledge and skills and seven of which are independent. As part of our focus on enhancing accountability and improving governance, we continue on our transition to a fully declassified Board, which will be completed by the 2022 meeting.

On behalf of the entire Board, I thank you for your investment in our company.  We ask for your voting support on the items contained in this proxy, and thank you for taking the time to cast your vote.

Sincerely,

Frederick A. Brightbill CEO and Chairman of the Board

MASTERCRAFT BOAT HOLDINGS, INC.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

To be held October 19, 2021

Time:	9:00 am Eastern time

Date:	October 19, 2021

Virtual Meeting Site:	Via a live audio-only webcast at www.proxydocs.com/mcft There is no physical location for the 2021 Annual Meeting

Record Date:	Shareholders of record at the close of business on September 3, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Purpose:	(1)	Elect five directors nominated by the Board of Directors for a term that expires at the next Annual Meeting of shareholders;

	(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022;

	(3)	Approve, on an advisory basis (i.e. non-binding), the compensation of the Company’s named executive officers;

	(4)	Approve, on an advisory basis (i.e. non-binding), the frequency of which the advisory vote to approve the compensation of our named executive officers should be held; and

	(5)	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Shareholders Register:

A list of the shareholders entitled to vote at the Annual Meeting may be examined during regular business hours at our executive offices, 100 Cherokee Cove Drive, Vonore, Tennessee 37885, during the ten-day period preceding the meeting. To access this list during the Annual Meeting, instructions will follow as needed.

In light of the public health impact of the ongoing COVID-19 pandemic, for the safety of all of our stakeholders, and taking into account guidance from public health authorities, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/mcft prior to the deadline of October 17, 2021 at 11:59 pm Eastern Time.  You will need the control number provided on your proxy card, voting instruction form or Notice of Availability of Proxy Materials. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Your vote is important. To be sure your shares are voted at the Annual Meeting, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares during the virtual meeting if you are able to attend. You may vote over the Internet or by mailing a proxy or voting instruction card. Voting over the Internet or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the virtual meeting. If you hold your shares in your own name and choose to attend the Annual Meeting, you may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting your shares online while virtually attending the meeting, by delivering a new proxy or by notifying the Company Secretary in writing prior to the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy.

Reminder: To be admitted to the annual meeting, see “Questions Relating to this Proxy Statement—How can I attend the Annual Meeting” on page 50.

By order of the Board of Directors,

Frederick A. Brightbill CEO and Chairman of the Board

September 15, 2021

PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders to be held on October 19, 2021

The Board of Directors is furnishing this information in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held on October 19, 2021 (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only, via the Internet. Instructions on how to participate at the Annual Meeting are posted at www.proxydocs.com/mcft. The proxy statement, the accompanying proxy card and our 2021 Annual Report on Form 10-K will first be mailed to our shareholders on or about September 15, 2021.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

All properly executed written proxies and all properly completed proxies submitted by the Internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock of the Company at the close of business on September 3, 2021, the record date, are entitled to vote electronically via the Internet at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 19,022,668 shares of common stock issued and outstanding on the record date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 19, 2021: This Proxy Statement is first being sent to shareholders on or about September 15, 2021. All shareholders and beneficial owners may access the proxy materials at www.proxydocs.com/mcft. In addition, this Proxy Statement and our 2021 Annual Report on Form 10-K are available at www.mastercraft.com.

MasterCraft Boat Holdings, Inc.

100 Cherokee Cove Drive

Vonore, Tennessee 37885

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

•	October 19, 2021 at 9:00 am Eastern time
•	Via a live audio-only webcast at www.proxydocs.com/mcft. There is no physical location for the 2021 Annual Meeting.
•	The record date is September 3, 2021

Items of Business

Proposal		Board Vote Recommendation	Page Reference (for more information)
1.	Elect five directors named in this Proxy Statement for terms that expire at the next Annual Meeting of shareholders	FOR ALL	5
2.	Ratify the appointment of our independent registered public accounting firm for fiscal year 2022	FOR	19
3.	Approve, on an advisory basis (i.e. non-binding), the compensation of the Company’s named executive officers	FOR	25
4.	Approve, on an advisory basis (i.e. non-binding), the frequency of which the advisory vote to approve the compensation of our named executive officers should be held	1 YEAR	26

Director Nominees

As part of our ongoing transition from a classified board, five nominees are being proposed for election to a one-year term ending in 2022, at our next annual meeting of shareholders.  At that time, the declassification will be complete, and all eight directors will stand for annual elections, starting with the 2022 annual shareholder meeting.

The following table provides summary information about those five director nominees. The directors will be elected by the affirmative vote of a majority of the votes cast. Pursuant to our Corporate Governance Guidelines, if an incumbent director fails to receive a majority of the votes cast, the incumbent director will promptly tender his or her irrevocable offer of resignation to the Board. The Board, upon recommendation by the Nominating and Corporate Governance Committee, can then choose to accept the resignation, reject it or take such other action that the Board deems appropriate. For more information about the director nominees, see page 6.

Name	Age	Occupation	Experience / Qualifications	Independence	Board Committees	Term Expiration
Donald C. Campion	72	Professional Board Member and Retired Executive	Finance, Accounting, Manufacturing	Independent	Audit (Chair), Compensation	FY 2022
Tzau-Jin (TJ) Chung	58	Senior Partner, Core Industrial Partners LLC	Industry, Strategy, Technology	Independent	Compensation, Strategy	FY 2022
Frederick A. Brightbill	69	CEO and Chairman, Mastercraft Boat Holdings, Inc.	Industry, Strategy, Operations, Product Development	—	—	FY 2022
W. Patrick Battle	58	Managing Partner, Stillwater Family Holdings	Strategy, Marketing, Innovation	Independent	Nominating and Corporate Governance, Strategy (Chair)	FY 2022
Jennifer Deason	46	CEO and Chairman, Belong Acquisition Corp.	Finance, Strategy, Marketing	Independent	Audit, Strategy	FY 2022

Continuing Directors

The following table provides summary information about the three continuing directors whose terms expire at the 2022 Annual Meeting. For more information about the continuing directors, see page 9.

Name	Age	Occupation	Experience / Qualifications	Independence	Board Committees	Term Expiration
Jaclyn Baumgarten	43	CEO & Co-Founder of Boatsetter (Collaborative Boating Inc.)	Industry, Marketing, Strategy	Independent	Nominating and Corporate Governance, Strategy	FY 2022
Roch Lambert (Lead Independent Director)	58	President of Lippert Automotive (division of LCI)	Industry, Operations, Strategy	Independent	Audit, Nominating and Corporate Governance (Chair), Strategy	FY 2022
Peter G. Leemputte	64	Professional Board Member and Retired Industry Executive	Industry, Finance, Accounting	Independent	Audit, Compensation (Chair)	FY 2022

2021 Highlights

•Record year for the Company •Authorized Share Repurchase Program •Added new female director •Refinanced our debt	Net Sales	$525.8 million
	Adjusted EBITDA(1)	$92.8 million
	GAAP EPS / Adjusted EPS(1)	$2.96 / $3.31
(1)See “Appendix A - Reconciliation of Non-GAAP Measures” for additional information.

Corporate Governance Highlights

We are committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term shareholder value.

Board Composition	Policies, Programs and Guidelines

✓Transitioning to a fully declassified Board, which will be completed by the 2022 annual meeting

✓Diversity of gender, ethnicity and background

✓All directors except our Chief Executive Officer are independent

✓Average tenure of director nominees of 4.1 years

✓Active Board oversight of the Company’s corporate governance

✓Prohibition on short sales, transactions in derivatives and hedging of Company securities by directors, officers and employees

✓Prohibition on pledging of Company securities by directors, officers and employees subject to a limited exception

Board Performance	Shareholder Rights
✓Focus on Board’s risk oversight role ✓Commitment to continuing director education ✓Annual committee evaluations and periodic Board evaluations

✓Majority vote standard for the election of directors, with a director resignation policy

✓Simple majority vote standard for amendments to key company documents and to approve mergers / acquisitions

✓No shareholder rights plan or “poison pill”

2021 Compensation Program Highlights

Our executive compensation program is designed to facilitate high performance and generate results that will create value for our shareholders. We structure compensation to pay for performance, reward our executives with equity in the Company in order to align their interests with the interests of our shareholders and allow our executives to share in our shareholders’ success, which we believe creates a performance culture, maintains morale and attracts, motivates and retains top executive talent.

The primary elements of our fiscal year 2021 executive compensation program are base salary, annual bonuses, equity incentive awards and certain employee benefits. Our Compensation Committee reviews and approves our executive compensation program, and maintains the discretion to adjust awards and amounts paid to our executive officers as it deems appropriate. We believe our named executive officers are compensated in a manner consistent with our strategy, compensation best practices and alignment with shareholders’ interests.

Structure of our Compensation Program

Our compensation program is structured to be reasonable in magnitude of total opportunity, largely performance-based, and equity-oriented.

CEO Target Compensation Opportunity
Benefits and Perquisites, 1%
Base Salary, 28%
Target Annual Bonus, 28%
Performance Stock Unit, 21%
Restricted Stock Award, 21%
49% Performance-Based

NEO Average Target Compensation Opportunity
Benefits and Perquisites, 3%
Restricted Stock Award, 14%
Base Salary, 45%
Performance Stock Unit, 14%
38% Performance-Based
Target Annual Bonus, 24%

What We Do
✓	Strong emphasis on performance-based compensation, with a significant portion of named executive officers’ overall compensation tied to objective Company performance measures	✓	Rigorous measures tied to Company Revenue, Adjusted EBITDA Margin, relative Total Shareholder Return and Cumulative Adjusted EPS
✓	Aggressive annual Revenue and Adjusted EBITDA targets	✓	Compensation Committee composed solely of independent directors
✓	Appropriate mix of short-term and long-term incentives	✓	Additional rigorous strategic goals considered for each executive
✓	Annual limits for cash incentives for named executive officers financial (200% of Target) and strategic performance (150% of Target) metrics	✓	Meaningful stock ownership guidelines for certain executive officers and directors
✓	Robust clawback policy for incentive cash and equity compensation paid to our named executive officers	✓	Compensation Committee advised by third-party advisors including independent compensation consultant

What We Don’t Do
×	Provide incentives that encourage excessive executive risk-taking	×	Allow hedging or short sales
×	Gross up excise taxes that may become due upon a change in control	×	Guarantee incentive awards for executives

OUR BOARD

PROPOSAL 1 - ELECTION OF DIRECTORS

Currently, our Board consists of eight directors in three classes, with three directors in Class I, two directors in Class II and three directors in Class III. Because the proposal to declassify the Board (the “Declassification Proposal”) was approved at the 2019 Annual Meeting, nominees, in two classes of our directors, if elected, will serve for a one-year term, rather than a three-year term, subject to earlier resignation or removal, as detailed below.  As of the date of the 2022 annual meeting, the entire board will stand for election annually and the transition to a declassified board will be complete.

The three director classes terms expire as follows:

•	Class II, whose term will expire at the 2021 Annual Meeting;
•	Class III, whose term will expire at the 2021 Annual Meeting; and
•	Class I, whose term will expire at 2022 Annual Meeting.

The terms of Messrs. Donald C. Campion and Tzau-Jin (TJ) Chung, each a Class II director, Messrs. Frederick A. Brightbill and W. Patrick Battle and Ms. Jennifer Deason, each a Class III director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Mr. Campion, Mr. Chung, Mr. Brightbill, Mr. Battle and Ms. Deason have been nominated for election at the Annual Meeting.

As noted above, the Class I directors whose terms expire at the annual meeting of shareholders to be held in 2022 will stand for election to one-year terms at that time This will result in a fully declassified Board by the 2022 Annual Meeting. Ms. Jaclyn Baumgarten and Messrs. Roch Lambert and Peter G. Leemputte are our current Class I directors. The persons named in the accompanying proxy, or their substitutes, will vote for the election of the five nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. Each of the nominees have consented to stand for election at this meeting. If any of the nominees becomes unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

Directors will be elected by a majority of the votes cast at the Annual Meeting. In accordance with our Corporate Governance Guidelines, as amended in July 2019, any director nominee who fails to receive the affirmative vote of a majority of the votes cast must promptly tender an irrevocable offer of resignation to the Board, which will then consider whether to accept or reject the resignation. For more information on our director resignation policy, see the “Corporate Governance—Director Resignation Policy” section in this Proxy Statement.

Who We Are

Each of the director nominees listed below are currently directors of the Company. The following is a brief summary of each director nominee’s business experience and qualifications and other public company directorships held currently or in the last five years.

2 Director since 2015	Qualifications Education Other Boards •member of the Compensation Committee •
Donald C. Campion Age 72 Independent Director since 2015 Committees: •Audit (Chair) •Compensation

Experience

•Chief Financial Officer of several public and private companies, including Special Devices, Inc., Cambridge Industries, Inc., Oxford Automotive, Inc., Delco Electronics Corporation and VeriFone, Inc.

Qualifications

•Substantial accounting and tax experience

•Leadership positions in diverse manufacturing businesses

•Board service experience, including as chair of several audit committees

Education

•BS, Applied Mathematics, University of Michigan College of Engineering

•MBA, University of Michigan School of Business Administration

Other Boards

•Haynes International, Inc., Chairman of the Audit Committee and member of the Compensation Committee

•Previously served on the boards of many public and private companies

Tzau-Jin (TJ) Chung Senior Partner, Core Industrial Partners Age 58 Independent Director since 2016 Committees: •Compensation •Strategy

Experience

•Senior Partner, Core Industrial Partners, a private equity firm (current)

•CEO, Teletrac Navman, a Danaher operating company and a leading global SaaS provider of fleet management solutions

•CEO, Navman Wireless, a leading SaaS provider of commercial fleet telematics solutions

•President of New Technologies Division; VP & Chief Strategy Officer, Brunswick Corporation

•Senior VP of Mercury Marine

•Director of International, Industrial Motors, Emerson Electric

Qualifications

•Substantial experience in the boating industry and other manufacturing and technology industries

•Leadership and strategic skills

•Expertise in technology

Education

•BS, Electrical Engineering, University of Texas at Austin

•MS, Computer Science, North Carolina State University

•MBA, Duke University’s Fuqua School of Business

Other Boards

•Littelfuse, member of the Nominating and Governance Committee and Technology Committee, Chairman of Compensation Committee

•Airgain, member of the Audit Committee

Frederick A. Brightbill Chief Executive Officer and Chairman, Mastercraft Age 69 Chairman since 2015 Director since 2015

Experience

•Chief Executive Officer, Mastercraft (2019 - present)

•Principal, Brightbill Advisors, Vantage Development and JB Acquisitions

•President of the Aluminum Boat Group, Brunswick Corporation

•Various leadership roles, including President of the Outboard Business Unit and Integrated Operations Division, Mercury Marine

•Senior leadership positions; including, President, CFO, VP Marketing and Sales in consumer durable businesses

Qualifications

•Boating industry experience

•Leadership, strategic, product development and operational skills

Education

•BS, Finance, University of Illinois at Urbana Champaign

•MBA, University of Chicago

Other Boards

•Previously served on many private company boards

W. Patrick Battle Managing Partner, Stillwater Family Holdings Age 58 Independent Director since 2017 Committees: •Nominating and Corporate Governance •Strategy (Chair)

Experience

•Managing Partner, Stillwater Family Holdings and was instrumental in launching Experience and Fermata Partners (present)

•Chairman, IMG College, following the acquisition of The Collegiate Licensing Company (CLC) by IMG Worldwide. Under his leadership, IMG College became the leader in developing and managing integrated licensing, marketing, and multimedia rights programs for more than 200 U.S. universities, conferences, bowls, and the NCAA

•President and Chief Executive Officer, CLC

Qualifications

•Operational, strategic, and marketing expertise

•Senior leadership experience

Education

•BA, Marketing, Georgia State University

Other Boards

•Acuity Brands, Inc., member of the Compensation Committee and Governance Committee

Jennifer Deason Chairman and Chief Executive Officer, Belong Acquisition Corp. Age 46 Independent Director since 2021 Committees: •Audit •Strategy

Experience

•Chairman and Chief Executive Officer, Belong Acquisition Corp., a special purpose acquisition company (present)

•Chief Business Officer/Chief Financial Officer, Flowcode

•Executive Vice President, Head of Corporate Development and Strategy, Sotheby’s

•Chief Financial Officer, The Weather Channel, where she worked to reposition the organization from a more traditional TV media company towards a data-focused, mobile-first advertising platform, prior to the sale of the digital and B2B businesses to IBM.

•Served as Executive Vice President and in several interim operating roles such as President, Chief Marketing Officer and Chief Financial Officer, Bain Capital

Qualifications

•Financial and strategic expertise

•Media, entertainment, and retail industry

Education

•BA, Yale University

•MBA, Stanford University

Other Boards

•DHI Group, Inc.,

•Concentrix Corporation

•Massachusetts Museum of Contemporary Art

Recommendation of the Board of Directors

The Board recommends a vote “FOR” each of the five director nominees.

Continuing Directors with Terms Expiring at the 2022 Annual Meeting

The directors listed below are expected to remain in office for the duration of their terms in accordance with our Bylaws.

Jaclyn Baumgarten Co-Founder and Chief Executive Officer, Boatsetter Age 43 Independent Director since 2018 Committees: •Nominating and Corporate Governance •Strategy

Experience

•Co-Founder and Chief Executive Officer, Boatsetter, the world’s leading boat sharing platform with boats throughout the United States, Mexico, the Bahamas, the Caribbean, South America and the Mediterranean (present)

•Founder and Chief Executive Officer, Cruzin Inc. (now merged with Boatsetter), where she led a team of marine and insurance industry leaders to create the insurance policy that paved the way for an entire boat sharing industry.

•Partner and Chief Operating Officer, AH Global

•Director of Strategy, DaVita

•Development Manager, Westfield Group

•Consultant, IBM and PricewaterhouseCoopers

Qualifications

•Substantial experience in the boating industry

•Strategic and marketing expertise

•Senior leadership experience

Education

•BA, cum laude, Wellesley College

•MBA, Stanford University Graduate School of Business

Roch Lambert President, Lippert Automotive Age 58 Lead Independent Director since 2019 Independent Director since 2016 Committees: •Audit •Nominating and Corporate Governance (Chair) •Strategy

Experience

•President of Lippert Automotive, an aftermarket automotive manufacturer and a division of LCI (present)

•Chief Executive Officer, Rec Boat Holdings, an international designer, manufacturer and distributor of powerboats

•Vice President and General Manager of several divisions at Bombardier Recreational Products (BRP), an international recreational products company, including the Sea-Doo, Ski-Doo and Evinrude divisions; the Evinrude division; Sea-Doo division

•Various leadership, engineering and production roles, Bombardier and Aquilon Technologies, a manufacturer of attachments for farm equipment OEMs.

Qualifications

•Substantial industry experience

•Leadership experience in diverse manufacturing businesses

•Extensive knowledge of operational matters in the recreational products and powerboat industries

Education

•B.Eng., Mechanical/Aeronautical Engineering, Ecole Polytechnique de Montreal

•DBA, Universite Laval

Other Boards

•Two private boards

Peter G. Leemputte Age 64 Independent Director since 2016 Committees: •Audit •Compensation (Chair)

Experience

•Chief Financial Officer and Treasurer, Keurig Green Mountain, Inc., a leader in specialty coffee, coffee makers, teas and other beverages

•Executive Vice President and Chief Financial Officer, Mead Johnson Nutrition Company, a global leader in infant and children’s nutrition

•Senior Vice President and Chief Financial Officer, Brunswick Corporation, a global manufacturer of marine products

•Various management positions at Chicago Title Corporation, Mercer Management Consulting, Armco Inc., FMC Corporation and BP

Qualifications

•Significant financial and accounting expertise gained in handling financial responsibilities for several leading corporations

•Extensive marine industry experience

•Leadership skills

Education

•BS, Chemical Engineering, Washington University, St. Louis

•MBA, Finance, University of Chicago Booth School of Business

Other Boards

•Ecogensus LLC (private)

•Beazer Homes, USA (until February 2020), served on Audit Committee and Finance Committee

CORPORATE GOVERNANCE

How We are Selected and Elected

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the Board a slate of nominees for director for election at each annual meeting of shareholders and to identify one or more candidates to fill any vacancies that may occur on the Board. In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the Board, and evaluates and recommends to the Board all nominees for board membership as specified in the committee’s charter.

As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align the composition of the Board with the Company’s strategic direction so that the directors bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, ethics, seasoned judgment, breadth of experience, diversity, insight, knowledge and business acumen, among other things. Leadership skills and executive experience, expertise in recreational boating or vehicles, dealer network knowledge, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company’s geographic markets, expertise in operations, strategic planning and marketing expertise, may also be among the relevant selection criteria. The Nominating and Corporate Governance Committee believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an appropriate period of time. In addition, the Company strives to maintain a Board that reflects passion and commitment to the Company. These criteria will vary over time depending on the needs of the Board.

For each of the nominees to the Board, the biographies included in this Proxy Statement highlight the experience and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director.

Shareholder Recommendation of Candidates for Director

Shareholders wishing to recommend candidates to be nominated for election to the Company’s Board may do so by sending to the attention of our Corporate Secretary at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in our Bylaws. Shareholder recommendations provided to our Corporate Secretary will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources.

For information regarding shareholder nominations of directors and shareholder proposals, please see the “Next Annual Meeting—Shareholder Proposals” section of this Proxy Statement.

Director Skills, Qualifications and Experiences

Under the terms of their charter, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for director nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines. The Board and the Nominating and Corporate Governance Committee believe that it is important that our directors demonstrate:

•	a high level of personal and professional ethics, integrity and moral character;
•	a commitment to the long-term interests of our shareholders;
•	sound business judgment;
•	the skills, knowledge and expertise that in the aggregate are useful in overseeing and providing strategic direction to the Company’s business; and
•	availability to devote sufficient time for preparation and participation in board and committee meetings.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party search firm. The Nominating and Corporate Governance Committee considers a wide range of factors when assessing potential director nominees. This includes consideration of the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for committee-specific expertise, the evaluations of other prospective nominees and the qualifications of each potential nominee relative to the attributes, skills and experience described above.

Using our director skills matrix as a guide, as well as the results of our annual Board and committee self-assessment process, the Nominating and Corporate Governance Committee evaluates the composition of our Board annually and identifies for consideration by the full Board areas of expertise and other qualities that would complement and enhance our current Board. The diverse set of core competencies represented on our current Board is summarized below:

Core Competencies
Leadership
Mergers & Acquisitions
Public Company Board
Strategic Planning
Finance & Accounting
Human Resource & Compensation
Related Industry
Sales & Marketing
International
Operations & Manufacturing
Product Development & Innovation
Technology & Cybersecurity
0
1
2
3
4
5
6
7
8
Number of Directors

Seven out of eight directors are independent. The average tenure of our directors is 4.1 years. For additional information on each director, see the biographies in the “Proposal 1—Election of Directors” section of this Proxy Statement.

Board Diversity

The gender, racial, experience and skills diversity of our Board is a factor in our director recruitment process. Three of our eight directors are either women or are racially/ethnically diverse. Although we do not have a formal diversity policy, we continue to focus on diversity as an important factor in determining the composition and make-up of the board and board diversity is a consideration in making nominee recommendations and filling board vacancies, including recruitment and evaluation of the suitability of current directors and potential director-nominees. To achieve diversity among directors, the Nominating and Corporate Governance Committee considers a number of demographic factors, including, but not limited to, race, gender, ethnicity, culture, nationality and age to continue developing a board that reflects diverse backgrounds, viewpoints, experience, skills and expertise.

In July 2021, the board appointed Jennifer Deason to serve as a director. Ms. Deason is an independent director who added more public company board, finance, strategy and marketing experience and gender diversity to the board. As part of its board recruitment process, the board will continue to seek to appoint new directors who complement the diversity, skills and expertise of the board. As mentioned above, gender and racial/ethnic diversity will remain an important factor for the board in its director recruitment efforts.

Board Composition and Director Independence

Composition

Our amended and restated Bylaws provide that our Board shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. As of August 2021, our Board currently consists of eight members, W. Patrick Battle, Jaclyn Baumgarten, Frederick A. Brightbill, Donald C. Campion, TJ Chung, Roch Lambert, Peter G. Leemputte and Jennifer Deason. At the 2019 Annual Meeting, our shareholders approved the Declassification Amendment, which will eliminate the classification of our Board over a three-year period. Our Board will be fully declassified by the 2022 Annual Meeting.

Independence

We follow the director independence standards set forth in The Nasdaq Stock Market, or NASDAQ, corporate governance standards and the federal securities laws. The Board reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors, or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board and its committees. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, our Board has determined that Mr. Battle, Ms. Baumgarten, Mr. Campion, Mr. Chung, Ms. Deason, Mr. Lambert and Mr. Leemputte are independent, as defined under the rules of NASDAQ and meet the requirements set forth in our director independence guidelines. The members of our Nominating and Corporate Governance Committee are Ms. Baumgarten and Messrs. Battle and Lambert. The members of our Compensation Committee are Messrs. Leemputte, Campion and Chung. The members of our Strategy Committee are Mr. Battle, Ms. Baumgarten, Mr. Chung, Ms. Deason and Mr. Lambert. The members of our Audit Committee are Mr. Campion, Ms. Deason, Mr. Lambert and Mr. Leemputte. Our Board has determined that Messrs. Campion, Lambert and Leemputte and Ms. Deason are independent for Audit Committee purposes, as defined under the rules of NASDAQ.

Board Diversity Matrix

We are aware of the recently adopted listing requirements of Nasdaq, that require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented minority or LGBTQ+ (subject to the exceptions).  As noted above, our current board composition is in compliance with this requirement. The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	⸻	⸻
Part II: Demographic Background
African American or Black	⸻	⸻	⸻	⸻
Alaskan Native or Native American	⸻	⸻	⸻	⸻
Asian	⸻	1	⸻	⸻
Hispanic or Latinx	⸻	⸻	⸻	⸻
Native Hawaiian or Pacific Islander	⸻	⸻	⸻	⸻
White	2	5	⸻	⸻
Two or More Races or Ethnicities	⸻	⸻	⸻	⸻
LGBTQ+	⸻
Did Not Disclose Demographic Background	⸻

How We are Organized

Board Leadership Structure

The Board is led by our Chairman and Chief Executive Officer, Mr. Brightbill. Under our Corporate Governance Guidelines, the Board has the flexibility to decide when the positions of Chairman and CEO should be combined or separated and whether an executive or independent director should be Chairman. This approach is designed to allow the Board to choose the most appropriate leadership structure for the Company to serve the interests of the Company and our shareholders at the relevant time. At this point in time, the Board believes that the Company and its shareholders are best served by having Mr. Brightbill serve as both Chairman and Chief Executive Officer. As the officer ultimately responsible for the day-to-day operation of the Company and for execution of its strategy, the Board believes Mr. Brightbill is the director best qualified to act as Chairman and to lead Board discussions regarding the performance of the Company. The structure also reinforces accountability for the Company’s performance at the highest levels.

Our Corporate Governance Guidelines also provide that, when the position of Chairman is not held by an independent director, a lead director (“Lead Director”) will be appointed by the independent members of the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has appointed Roch Lambert to serve as Lead Director. As Lead Director, Mr. Lambert focuses on overseeing the Board’s processes, prioritizing items for Board and committee discussion, and serving as a liaison between the independent directors and the Chairman. Specifically, Mr. Lambert, among other things, (i) provides leadership to the Board in any situation where there may be a perceived conflict of interest involving any member of the Board (ii) chairs Board meetings in the absence of the Chairman; (iii) consults with the Chairman on, and approves, the schedules, agendas and information provided to the Board for each meeting and on other pertinent matters; (iv) calls and leads independent director meetings; (v) regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors; (vi) makes himself available as the primary Board contact for direct communication with our significant shareholders; (vii) works with the Nominating and Corporate Governance Committee to guide the Board’s governance processes, including succession planning and Board evaluations; and (viii) advises the Governance Committee in choosing committee chairs.

The Board continues to believe that its current leadership structure, which has a combined role of Chairman and CEO, counterbalanced by a strong independent Board led by a Lead Director and independent directors chairing each of the Board Committees, is in the best interest of the Company and its shareholders. In the Board’s view, this structure allows Mr. Brightbill, as Chairman and CEO, to drive strategy and agenda setting at the Board level, while maintaining responsibility for executing on that strategy as CEO. At the same time, our Lead Director, Mr. Lambert, works with Mr. Brightbill to set the agenda for the Board and also exercises additional oversight on behalf of the independent directors. The Board will continue to review the appropriateness of this structure in light of the constantly evolving corporate governance landscape.

Board Committees and Membership

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategy Committee. Each of the committees reports to the Board as they deem appropriate, and as the Board may request. The composition, duties and responsibilities of these committees are described below. The table below sets forth the current membership of each of the committees:

Director	Audit	Compensation	NCG	Strategy
Frederick A. Brightbill	—	—	—	—
W. Patrick Battle	—	—	X	Chair
Jaclyn Baumgarten	—	—	X	X
Donald C. Campion	Chair	X	—	—
TJ Chung	—	X	—	X
Roch Lambert (Lead Independent Director)	X	—	Chair	X
Peter G. Leemputte	X	Chair	—	—
Jennifer Deason	X	—	—	X

Audit Committee

Our Audit Committee is responsible for, among other things, engaging our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls over financial reporting and reviewing and providing oversight to the Company’s enterprise risk management program and the information technology and cybersecurity risk policies and procedures.

Our Audit Committee currently consists of Mr. Campion, Ms. Deason, Mr. Lambert, and Mr. Leemputte, with Mr. Campion serving as chair. Our Board has affirmatively determined that Messrs. Campion, Lambert and Leemputte and Ms. Deason each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 and NASDAQ rules. In addition, our Board has determined that each Audit Committee member is “financially literate” and that Ms. Deason and Messrs. Campion and Leemputte each qualify as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee. The Audit Committee held 11 meetings during the 2021 fiscal year.

Compensation Committee

Our Compensation Committee is responsible for determining compensation for our most highly paid employees and administering our other compensation programs. The Compensation Committee is also charged with establishing, periodically re-evaluating and, where appropriate, adjusting and administering policies concerning compensation of management personnel.

Our Compensation Committee consists of Messrs. Leemputte, Campion, and Chung, with Mr. Leemputte serving as chair. Our Board has affirmatively determined that Messrs. Leemputte, Campion, and Chung each meet the definition of “independent director” for purposes of serving on a Compensation Committee under NASDAQ rules.

Our Board has adopted a written charter for the Compensation Committee. The Compensation Committee held five meetings during the 2021 fiscal year.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for assisting our Board in selecting new directors, evaluating the overall effectiveness of our Board and reviewing developments in corporate governance compliance.

Our Nominating and Corporate Governance Committee consists of Ms. Baumgarten and Messrs. Lambert and Battle, with Mr. Lambert serving as chair. Our Board has affirmatively determined that Ms. Baumgarten and Messrs. Lambert and Battle each meet the definition of “independent director” for purposes of serving on a Nominating and Corporate Governance Committee under NASDAQ rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during the 2021 fiscal year.

Strategy Committee

Our Strategy Committee is responsible for overseeing the Company’s ongoing strategic planning initiatives. The Strategy Committee’s primary activities include the development and refinement of a strategic plan that identifies long-term goals and business objectives deemed to be in the Company’s best interests. The Strategy Committee is also charged with advising the Company’s executive officers in the identification of significant issues and opportunities facing the Company, assisting such officers with prioritization and growth initiatives and monitoring the progress of the implementation of the strategic plans. The Committee also helps our executive officers to identify short-term goals and objectives for the Company’s annual performance.

Our Strategy Committee consists of Mr. Battle, Ms. Baumgarten, Mr. Chung, Ms. Deason and Mr. Lambert, with Mr. Battle serving as chair.

Our Board has adopted a written charter for the Strategy Committee. The Strategy Committee held four meetings during the 2021 fiscal year.

Meetings of the Board

During the fiscal year ended June 30, 2021, the Board met nine times. All of our directors attended 100% of the total meetings held by the Board and any committee on which the director served during the period of the fiscal year that the director was a member of the Board. We expect that each continuing director will attend the Annual Meeting of shareholders, absent a valid reason. All directors attended our annual meeting of shareholders during the fiscal year ended June 30, 2021.

Executive Sessions of Non-Management Directors

The independent directors met in executive session, without any non-independent directors or members of management present, four times during fiscal 2021.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the Board during the fiscal year ended June 30, 2021 were Peter G. Leemputte (Chairman), Donald C. Campion and TJ Chung. None of these individuals is or has at any time during the past year been an officer or employee of ours. During the 2021 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

How We are Governed and Govern

Risk Oversight

Our Board is responsible for overseeing our risk management. The Board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Our Board has delegated to the Audit Committee responsibility with respect to risk assessment and risk management. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our other committees of the Board will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We believe that the leadership structure of our Board supports its effective oversight of the Company’s risk management.

Director Resignation Policy

In July 2019, upon recommendation by the Nominating and Corporate Governance Committee, our Board amended our Corporate Governance Guidelines to provide that, in an uncontested election of directors, an incumbent director who fails to receive the affirmative vote of a majority of the votes cast must promptly tender an irrevocable offer of resignation to the Board. The Board, upon recommendation by the Nominating and Corporate Governance Committee, will then consider a number of factors in determining whether to accept or reject the resignation, including the director’s contributions to the Company and the reasons he or she did not obtain the requisite shareholder vote.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategy Committee and our Corporate Governance Guidelines may be accessed on our website at www.mastercraft.com by clicking on the Investors link, followed by the Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Ethics and Conduct

We have a Code of Ethics and Conduct, which is applicable to all directors and employees, including our executive and financial officers. The Code of Ethics and Conduct is available on our website at www.mastercraft.com by clicking the Investors link, followed by the Governance link, and is available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics and Conduct will be disclosed on our website promptly following the date of such amendment or waiver.

How to Communicate with Us

Shareholder Engagement

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events. Our shareholder outreach and engagement program is designed to ensure that management and the Board understand, consider, and address the issues that matter most to our shareholders. Though the COVID-19 pandemic disrupted travel and investor conferences, we have had one-on-one discussions with more than 50 percent of our top twenty non-quant, non-broker-dealer accounts, who collectively own about 40 percent of the shares outstanding, through conference calls, virtual non-deal roadshows and virtual conferences over the past year.

Communications with the Board

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Board as a group or the non-management directors as a group in care of the Company’s registered office at 100 Cherokee Cove Drive, Vonore, Tennessee 37885 to the attention of our Corporate Secretary or send an email to the Board as a group or the non-management directors as a group at a specified email address provided by the Company on our website. Our Corporate Secretary shall review all written and emailed correspondence received from shareholders and other interested parties and forward such correspondence periodically to the directors. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the directors.

How We are Paid

Director Compensation

The following table sets forth information concerning the fiscal year 2021 compensation of our non-employee directors that served during the period from July 1, 2020 through June 30, 2021:

Name	Fees earned or paid in cash ($)	Restricted Stock Awards ($)	Other ($)[1]	Total ($)
W. Patrick Battle	67,500	65,000	1,723	134,223
Jaclyn Baumgarten	60,000	65,000	3,806	128,806
Donald C. Campion	82,500	65,000	2,130	149,630
TJ Chung	62,500	65,000	—	127,500
Roch Lambert	97,500	65,000	3,151	165,651
Peter G. Leemputte	77,500	65,000	—	142,500

\

(1)

The amounts in this column reflect imputed income for boat usage. Each of our Non-Employee Directors is provided the opportunity to use one of our MasterCraft boats and trailers in order to better understand the quality, features, components, operation, etc. of our products, and to aid in the product development and portfolio strategy, while minimizing the cost to the Company. Directors are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, fuel and other fees, costs and charges (other than registration or use fees and taxes) related to their operation of the boat.

Non-management members of the Board receive a $50,000 annual retainer related to their Board duties and responsibilities, which is paid in advance in four equal installments of $12,500 each. Additionally, there is a $20,000 annual retainer for serving as our Lead Independent Director, also paid in four equal installments. We reimburse directors for their out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof.

Directors also receive an additional annual retainer for each committee on which they serve, paid in four equal installments. Each Audit Committee member receives a $10,000 annual retainer. Additionally, there is a $15,000 annual retainer for serving as the chairman of the Audit Committee. Each Compensation Committee member receives a $7,500 annual retainer. Additionally, there is a $10,000 annual retainer for serving as the chairman of the Compensation Committee. Each Nominating and Corporate Governance Committee member receives a $5,000 annual retainer. Additionally, there is a $7,500 annual retainer for serving as the chairman of the Nominating and Corporate Governance Committee. Each Strategy Committee member receives a $5,000 annual retainer. Additionally, there is a $7,500 annual retainer for serving as the chairman of the Strategy Committee.

Under the director compensation policy, each director may elect to receive all of his or her annual retainers in the form of common stock (in lieu of cash). Each non-employee director is also eligible to participate in our boat usage and testing program and may therefore receive certain additional benefits that we categorize as compensation for purposes of calculating a director’s compensation in this Proxy Statement.

Pursuant to the director compensation policy in effect during fiscal 2021, we also granted an annual award of restricted stock with a grant date fair value of $65,000 to each non-employee director who received cash compensation. The terms of each restricted stock award are set forth in a written award agreement between each director and us, which we intend will generally provide for vesting after one year of continued service as a director, prorated as necessary to account for changes in service on the Board, subject, in either case, to acceleration upon a change of control. Directors elected or appointed, or those who leave service on the Board mid-quarter will receive a prorated portion of the annual retainer and the annual award, in each case adjusted to reflect his or her period of service.

Under the director compensation policy, the aggregate amount of cash and equity compensation that may be paid or granted to any non-employee director during any calendar year may not exceed $500,000, subject to limited exceptions. We have adopted a director stock ownership policy encouraging directors to hold shares of our common stock with a value equal to four times his or her annual cash retainer fee (exclusive of any committee retainers).  All our directors have achieved the ownership threshold as of the date of this proxy, except one who has a short tenure on our board.

The Compensation Committee is responsible for reviewing annually the compensation for non-employee directors and making recommendations to the Board for its approval. As part of its most recent review, and with the assistance of Willis Towers Watson (“WTW”) an outside compensation advisor, the Compensation Committee received information on compensation provided to non-employee directors at a peer group of companies and recommended changes to our director compensation policy, which were approved by the Board.  Going forward, our non-employee directors will receive an annual cash retainer of $60,000 and an annual grant of restricted stock with a grant-date fair value of $75,000. In addition, our Lead Director will receive an additional cash retainer of $25,000.

OUR AUDITORS

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to audit our consolidated financial statements for the year ending June 30, 2022 and to prepare a report on this audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Information regarding fees paid to Deloitte during fiscal year 2021 and fiscal year 2020 is set out below in “Fees Billed by Independent Registered Public Accounting Firm.”

Recommendation of the Board of Directors

The Board recommends that you vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm.

AUDIT RELATED MATTERS

Report of the Audit Committee

The Audit Committee is responsible for, among other things, reviewing with Deloitte, our independent registered public accounting firm for fiscal year 2021, the scope and results of their audit engagement. In connection with the audit for the fiscal year ended June 30, 2021, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of MasterCraft to be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021;
•

discussed with Deloitte the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.

Management is primarily responsible for the Company’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of the Company in accordance with generally accepted accounting principles (“GAAP”). Deloitte is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP and, for fiscal year 2021, for auditing the effectiveness of the Company’s internal control over financial reporting and issuing an opinion theron. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte included in their report to the financial statements of the Company.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

Submitted by the Audit Committee:

Donald C. Campion

Jennifer Deason

Roch Lambert

Peter G. Leemputte

Fees Billed by Independent Registered Public Accounting Firms

We were billed for professional services provided with respect to fiscal 2019 by BDO, which served as the Company’s independent registered public accounting firm for fiscal 2019 and Deloitte, which served as the Company’s independent registered accounting firm for fiscal 2020 and fiscal 2021. The following table sets forth the aggregate fees billed during the fiscal years ended June 30, 2021 and June 30, 2020:

Deloitte	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$1,080,000	$685,000
All other Fees(2)	1,895	1,895
Total	$1,081,895	$686,895
(1)

Audit fees represent fees billed or accrued for professional services rendered for the audit of MasterCraft Boat Holdings, Inc.’s annual financial statements, review of the interim condensed consolidated financial statements included in quarterly filings, and in fiscal year 2021, the evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, along with services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	Other fees billed by Deloitte are for access to Deloitte's accounting research tools and subscription services.

BDO	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$100,000	$140,000
Total	$100,000	$140,000
(1)	Audit fees for fiscal year 2021 and fiscal year 2020 relate to their consent for inclusion of audit opinions for the years audited by BDO.

Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to Deloitte were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

OUR LEADERSHIP

EXECUTIVE OFFICERS

Frederick A. Brightbill serves as a director and as an executive officer. His business experience is discussed above in “Proposal 1—Election of Directors—Continuing Directors with Terms Expiring at the 2022 Annual Meeting.”

The other executive officers as of the date of this Proxy Statement are:

Timothy M. Oxley Age 62 Executive Officer since 2012

Mr. Oxley was appointed as our Chief Financial Officer in 2012 and prior to that, he served as Vice President of Business Performance from 2007 until 2012. Mr. Oxley has 31 years of experience in the boating industry, including 15 years with the Company, following 16 years with Brunswick Corporation (“Brunswick”). Prior to joining the Company, Mr. Oxley was the Chief Financial Officer of Brunswick’s Freshwater Boat Group from 2004 to 2006, the Chief Financial Officer of Brunswick’s Sea Ray Boat Group from 2002 to 2004, and the Chief Financial Officer of Baja Marine Corporation (a division of Brunswick) from 1998 to 2002. Mr. Oxley was also the Director of Budgeting at the Sea Ray Boats Division from 1990 to 1998. Before Brunswick, he was a Senior Auditor at Arthur Andersen LLP. Mr. Oxley received his B.S. in Accounting from the University of Tennessee in 1981 and is a Certified Public Accountant (inactive).

George Steinbarger Age 41 Executive Officer since 2020

Mr. Steinbarger has served as our Chief Revenue Officer since February 2020, holding primary responsibility for developing and communicating growth strategies, sales & marketing, corporate development and investor relations activities. Prior to February 2020, he served as Vice President of Business Development since joining the company in May 2018. Prior to joining the Company, Mr. Steinbarger was a Senior Vice President of Investment Banking at Raymond James. While at Raymond James, he was responsible for advising companies across a range of industries on capital markets, mergers & acquisitions, and debt financing transactions, including the recreational products sector. Mr. Steinbarger received his M.B.A. from the Crummer Graduate School of Business at Rollins College, and graduated with a B.S. in Accounting from the University of Central Florida.

Patrick May Age 61 Executive Officer since 2019

Mr. May currently serves as the President of Crest, which we acquired in October 2018. Before MasterCraft’s acquisition of Crest, Mr. May served as Chief Operating Officer and Chief Financial Officer of Crest since its inception in April 2010. In his current capacity, Mr. May oversees sales, marketing, finance, product development and manufacturing activities at Crest. Prior to Crest, Mr. May was President of Woodward Capital Advisors, a private investment banking firm he co-founded in Birmingham, Michigan where he spent fifteen years specializing in mergers and acquisitions serving a diverse corporate middle market clientele. Mr. May began his career as a lending officer at Bank of America. He obtained his Bachelors of Science degree in Public Administration from Ferris State University in 1982.

Scott Womack Age 52 Executive Officer since 2020

Mr. Womack was appointed President of NauticStar Boats, LLC (“NauticStar”) on August 3, 2020. Mr. Womack has served in a variety of leadership positions with large automotive suppliers and brings 27 years of manufacturing and global operations experience. He joined NauticStar from Autoneum Holdings AG (“Autoneum”) where he oversaw five manufacturing sites as Vice President of U.S. Operations. Prior to joining Autoneum, Mr. Womack served as Chief Operating Officer at Varroc Lighting Systems where he oversaw 15 manufacturing sites in six countries. Mr. Womack is a graduate of the University of Phoenix and holds a Bachelor of Science in Business. Mr. Womack is a certified Six Sigma Black Belt and has a Lean Manufacturing certification.

SUSTAINABILITY

As a manufacturer of recreational powerboats meant to be used and enjoyed outdoors on the water, we recognize the importance of social and environmental responsibility and global sustainability. Over the past several years, we have undertaken initiatives to reduce our environmental impact, ensure a healthy and safe workplace for our employees, and act as good corporate citizens in the communities we serve, including:

Environmental Sustainability	Employee Health & Safety	Corporate Citizenship

▪ISO 14001:2015 (Environmental)

▪Environmentally conscious engine suppliers, focused on reducing carbon emissions and water and energy consumption by adhering to the highest EPA, CARB and EU-RCD standards

▪Working with our non-engine supplier partners to reduce engine and air emissions both in the production of our products and during their use

▪Sourcing of materials that have the least environmental impact, minimizing the risks of employee health hazards and maintaining a cleaner environment

▪Implementing a recycling program that has successfully kept nearly 900 tons out of local landfills over the past three years alone

▪ISO 18001:2007 (Health & Safety)

▪ISO 9001:2015 (Quality)

▪Developing technologies and executing manufacturing methods and practices that maintain a clean, safe, and healthy workplace

▪Expanding employee safety training and employee engagement

▪Creating a culture and environment where all employees can recognize and report unsafe conditions or practices without fear of reprimand or punishment that includes identifying safety issues and helping to find solutions

▪Adhering to a strict code of ethical business practices across our entire organization

▪Partnering with local schools and organizations to help improve the communities in which we work

▪Being recognized as 2020 Business of the Year by the Monroe County, TN Chamber of Commerce

▪We are committed to keeping our water ways clean by Complying with the State of Tennessee's Storm Water General Permit with inspections and keeping our areas cleaned daily

▪Partnering with Tennessee Tech Research Center to conduct onsite assessment and provide us with an Energy Assessment for recommendations on Energy Saving Improvements

Our continued commitment is making the best products in the best way possible, and we can always strive for continuous improvement. We will continue to approach these areas of opportunity and undertake broader, organization-wide sustainability initiatives related to all boating operations, setting forth long-term goals for energy use, the environment, our products, and employee health and safety across our portfolio of brands. We will hold ourselves accountable to the highest standards, striving for reductions in energy usage at all of our facilities, minimizing our environmental footprint, developing the safest and most sustainable products in the boating marketplace, all while keeping the safety and well-being of our employees and commitment to being valued community partners at the forefront of everything we do.

As part of our commitment to transparency regarding our sustainability practices, we follow Sustainability Accounting Standards Board (SASB) guidelines for our sustainability disclosure reporting. SASB is an independent, private sector standards-setting organization dedicated to enhancing the efficiency of the capital markets by fostering high-quality disclosure of material sustainability information that meets investor needs. Designed to be cost-effective for companies and decision-useful for investors, SASB provides both parties the ability to compare and benchmark performance. Under SASB’s Sustainable Industry Classification System (SICS), our industry, boat manufacturing, falls in the Consumer Goods sector under the Toys & Sporting Goods industry. While not a perfect fit, we also believe the Industrial Machinery & Goods industry contains SASB metrics that are relevant to the boat manufacturing industry. As such, the table below provides the SASB metrics that we believe are most relevant from both SICS industries.

	Metric	Category	Unit of Measure	Code	Response/Comment
Activity Metric	Annual production	Quantitative	Number	CG-TS-000.A	Boats: 7,197 units
	Number of manufacturing facilities, % outsourced	Quantitative	Number, %	CG-TS-000.B	Four manufacturing facilities, 100% of facilities owned and operated by Company
	Number of employees	Quantitative	Number	RT-IG-000.B	Approximately 1,500 employees as of June 30, 2021
Topic	Metric	Category	Unit of Measure	Code	Response/Comment
Employee Health & Safety	(1) Total recordable incident rate (TRIR), (2) fatality rate, and (3) near miss frequency rate (NMFR)	Quantitative	Rate	RT-IG-320a.1	TRIR: 3.34 (SIC Code 3732 - Boat Building & Repair industry average is 5.4) Fatality Rate: 0% NMFR: N/A (we do not currently track NMFR)
Materials Sourcing	Description of the management of risks associated with the use of critical materials	Discussion and Analysis	n/a	RT-IG-440a.1

As we develop boats, we are mindful of the raw materials necessary to support their deployment on a commercial scale. As with all raw material inputs for our boats, some of these materials involve inherently higher risks, such as cost, supply availability, reputational and human rights risks. The identification of these risks is part of our product development and supply chain management process, and we work to reduce these risks through a variety of methods, including re-engineering of components, supplier diversification, and reuse and recycling efforts.

Additional information about our sustainability framework is available on our website at www.mastercraft.com/makingboatingbetter.

OUR PAY

PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (SAY-ON-PAY VOTE)

In accordance with Section 14A of the Exchange Act, which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking shareholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.

As described above in this Proxy Statement, our executive compensation program is designed to motivate the Company’s named executive officers to create long-term value for our shareholders and is heavily weighted towards both short-and long-term performance-based compensation.

We urge shareholders to read the “Compensation Discussion and Analysis” section, which describes in more detail our executive compensation objectives and the key elements of our executive compensation program. The Compensation Committee and the Board of Directors believe that our executive compensation program is appropriately designed to achieve the objectives of our executive compensation philosophy.

We are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers set forth under “Compensation Discussion and Analysis”, including Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2021 Annual Meeting of Shareholders.

This proposal to approve the compensation paid to our named executive officers is advisory only and will not be binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The next non-binding advisory vote on the compensation of our named executive officers will occur at the next applicable annual meeting of shareholders based on the frequency chosen by shareholders in Proposal 4—Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers (“Say-When-on-Pay”).

Recommendation of the Board of Directors

The Board recommends that you vote FOR the advisory resolution approving the compensation of our named executive officers.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (SAY-WHEN-ON-PAY)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the frequency with which the advisory vote to approve the compensation of the Company’s named executive officers should be held, which we refer to as the “say-on-frequency” vote. We refer to the advisory vote approving the compensation of the Company’s named executive officers as the “say-on-pay” vote.

With the say-on-frequency vote, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years, or abstain from voting. After careful consideration, the board of directors has determined that an advisory say-on-pay vote that occurs every year is the most appropriate policy for the Company at this time, so that our shareholders may annually express their views on our executive compensation program.

Because the vote is advisory, it is not binding on our board of directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding the frequency of the say-on-pay vote.

The say-on-frequency vote will be determined by a plurality of votes. This means that the option for holding a say-on-pay vote (every year, every two years, or every three years) which receives the greatest number of votes will be considered the preferred frequency of our shareholders.

The next scheduled say-on-frequency vote will be at the 2027 annual meeting of shareholders. We will hold the first say-on-pay vote at the 2021 annual meeting of shareholders.

Recommendation of the Board of Directors

The Board recommends that you vote on an advisory basis to hold say-on-pay votes every 1 YEAR (as opposed to every 2 years or 3 years).

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

•

The compensation program reflects the Compensation Committee’s performance-oriented philosophy.  Approximately 50% of our CEO’s target pay, and approximately 38% of our other NEO’s target pay, is strictly performance based.

•

The company performed well in Fiscal Year 2021.  We exceeded the maximum goals on the financial metrics in our annual incentive program, and our stock appreciated approximately 38% across the fiscal year.

•

Our named executive officers, in particular, demonstrated exceptional leadership through the COVID-19 pandemic.  Disruptions to our manufacturing have been minimal across Fiscal Year 2021, production is up from pre-pandemic levels across our manufacturing facilities, and employee engagement is high.

•

Annual incentives reflected our record Revenue and Adjusted EBITDA performance for the year.  Our annual incentive program resulted in payouts of approximately 160% of target for four of our named executive officers.

•

Long-term equity compensation grants with a performance period ending in Fiscal 2021 did not result in a payout.  The impacts of the COVID-19 pandemic on our business results resulted in no shares being earned in Fiscal 2021 for the performance stock units (“PSUs”) granted in Fiscal 2019. The performance period for these PSUs commenced July 1, 2018 and ended June 30, 2021.

Introduction

This Compensation Overview provides a discussion of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our current chief executive officer, chief financial officer, chief revenue officer and our two next highest paid executive officers during fiscal year 2021 (collectively, the “named executive officers”), as presented in the tables which follow this discussion.

The Company’s named executive officers during fiscal year 2021 are set forth in the table below:

Named Executive Officer	Position During Fiscal Year 2021
Frederick A. Brightbill	CEO and Chairman of the Board
Timothy M. Oxley	Chief Financial Officer, Treasurer and Secretary
George Steinbarger	Chief Revenue Officer
Patrick May	President, Crest
Scott Womack	President, NauticStar

This discussion contains statements regarding our performance targets and goals, with respect to performance metrics including Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Strategic Metrics. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See “Appendix A—Reconciliation of Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP. Strategic Metrics are the Company’s goals to align executives and provide an ongoing mechanism to monitor progress toward these performance measures, and include market share attainment, consumer satisfaction index score, and inventory turnover.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to facilitate high performance and generate results that will create value for us and our shareholders. The key objectives of our executive compensation program are as follows:

•	Pay for performance.
•	Reward our executives with equity in the Company in order to align their interests with the interests of our shareholders and allow our executives to share in our shareholders’ success.
•	Create a high-performance culture and maintain morale.
•	Attract, motivate and retain top executive talent.

Our Compensation Committee and Board review and approve our executive compensation program, and maintain the discretion to adjust awards and amounts paid to our executive officers as they deem appropriate. In evaluating and approving executive compensation, the Compensation Committee and Board consider a variety of factors, including significant acquisitions, changes in our business strategy, performance expectations for the Company, external market data, actual performance of the Company, and individual executive performance.

Compensation Best Practices

What We Do
✓	Strong emphasis on performance-based compensation, with a significant portion of named executive officers’ overall compensation tied to objective Company performance measures	✓	Rigorous measures tied to Company Revenue, Adjusted EBITDA Margin, relative Total Shareholder Return and Cumulative Adjusted EPS
✓	Aggressive annual Revenue and Adjusted EBITDA targets	✓	Compensation Committee composed solely of independent directors
✓	Appropriate mix of short-term and long-term incentives	✓	Additional rigorous strategic goals considered for each executive
✓	Annual limits for cash incentives for named executive officers financial (200% of Target) and strategic performance (150% of Target) metrics	✓	Meaningful stock ownership guidelines for certain executive officers and directors
✓	Robust clawback policy for incentive cash and equity compensation paid to our named executive officers	✓	Compensation Committee advised by third-party advisors including independent compensation consultant

What We Don’t Do
×	Provide incentives that encourage excessive executive risk-taking	×	Allow hedging or short sales
×	Gross up excise taxes that may become due upon a change in control	×	Guarantee incentive awards for executives

Say-on Pay Vote and Shareholder Engagement

The say-on-pay vote held at our annual shareholder meeting in 2021 will be our first; consequently, there is no previous vote result available.  The Compensation Committee believes that shareholders will broadly support the proposal relating to our compensation policies, and the Compensation Committee continued to apply the same overall principles to determine the amounts and types of executive compensation for 2021.

Our shareholder outreach and engagement program is designed to ensure that management and the Board understand, consider, and address the issues that matter most to our shareholders. Though the COVID-19 pandemic disrupted travel and investor conferences, we have had one-on-one discussions with more than 50 percent of our top twenty non-quant, non-broker-dealer accounts, who collectively own about 40 percent of the shares outstanding, through conference calls, virtual non-deal roadshows and virtual conferences over the past year.

The Compensation Committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating our NEO compensation program. The Compensation Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to our Board. Please refer to “Corporate Governance - Communications by Shareholders and Other Interested Parties” for information about communicating to our Board.

Elements of Our Compensation Program

The primary elements of our fiscal year 2021 executive compensation structure are base salary, annual bonuses, equity incentive awards and certain employee benefits. Each principal element of our executive compensation program for fiscal year 2021 along with the objectives of each element are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
Annual Bonuses: Short Term Incentive Compensation	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements Aid in retention of key executives in a highly competitive market for talent
Long Term Equity Incentive Awards	Variable, equity-based compensation to promote achievement of longer-term goals

Align executives’ interests with those of our shareholders and encourage executive decision-making that maximizes growth and value creation over the long-term

Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent

Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans Allow usage of a Company-owned boat

Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers

Familiarize executives with the functionality and quality of current model year boats

Terms of Employment

Other than Mr. Oxley, we do not maintain employment agreements, severance or change in control agreements with any of our named executive officers. For Mr. Brightbill and Mr. Womack, the basic terms of their employment such as salary, bonus, incentive awards and benefits are set forth in an offer letter. These offer letters do not provide for specific rights upon termination or change in control. Other than pursuant to Mr. Oxley’s employment agreement, any right to accelerated vesting of equity awards upon termination or change in control are set forth in the LTIP or applicable award agreement.  For a discussion of Mr. Brightbill’s and Mr. Womack’s offer letters and Mr. Oxley’s employment agreement, see “Employment Agreement and Offer Letters with our Named Executive Officers.” For a discussion regarding potential payments upon termination or change in control, see “Potential Payments upon Termination or Change in Control.”

Structure of our Compensation Program

Our compensation program is structured to be reasonable in magnitude of total opportunity, largely performance-based, and majority equity-oriented.

CEO Target Compensation Opportunity

Benefits and Perquisites, 1%
Base Salary, 28%
Target Annual Bonus, 28%
Performance Stock Unit, 21%
Restricted Stock Award, 21%
49% Performance-Based

NEO Average Target Compensation Opportunity

Benefits and Perquisites, 3%
Restricted Stock Award, 14%
Base Salary, 45%
Performance Stock Unit, 14%
38%
Performance-Based
Target Annual Bonus, 24%

Base Salary

The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each officer commensurate with the executive’s role, experience and duties. The Compensation Committee reviews and approves base salaries for our named executive officers based on several factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers.

The base salaries for our named executive officers were established based on an evaluation of the factors described above, our desire to reward and retain the key executives who we believe are instrumental to our success, and the competitiveness of base salaries based upon a review of publicly available data for our competitors.

Named Executive Officer	Base Salary
Frederick A. Brightbill	$700,000
Timothy M. Oxley	$330,000
George Steinbarger	$275,000
Patrick May	$270,000
Scott Womack	$340,000

Annual Bonus: Short Term Cash Incentive Compensation

The Company has established the Short-Term Incentive Plan (“STIP”) to provide annual cash incentive compensation to our executives. The graphic below illustrates the weighting of the metrics and the calculation of the objective component of the STIP.

Target Annual Cash Incentive

The target annual cash incentive is expressed as a percentage of each named executive officer’s base salary and is set at the beginning of each year by the Compensation Committee.  The threshold annual incentive opportunity for each named executive officer ranges from 7.5 percent to 15 percent of their target opportunity, and the maximum annual incentive opportunity ranges from 92.5 percent to 185 percent of their target opportunity.  The target opportunity for each named executive officer is as follows:

	Award Opportunity
Name	Base Salary	Target Annual Incentive Opportunity (as a percentage of base salary)	Target Annual Incentive Opportunity
Frederick A. Brightbill	$700,000	100%	$700,000
Timothy M. Oxley	$330,000	50%	$165,000
George Steinbarger	$275,000	50%	$137,500
Patrick May	$270,000	60%	$162,000
Scott Womack	$340,000	50%	$170,000

The STIP sets a threshold, target, and maximum level for each of these metrics applicable to all executive officers. The targets are set for the year by the Compensation Committee based on recommendations from the CEO and the CFO and are communicated to executives at the beginning of each year. While the Compensation Committee primarily bases annual cash incentive awards on performance against the targets for the year, it also considers a variety of other factors, including market share attainment, consumer satisfaction index score (“CSI”), and inventory turnover.

The target criteria and actual fiscal year 2021 results for Total Company Revenue, Adjusted EBITDA, market share attainment, consumer satisfaction index score, and inventory turnover are as follows:

		Goals
Metrics	Weighting	Minimum	Maximum	Results	Percentage Payout Attained	Achievement
Financial Metrics (1)
Revenue	28%	$390.0 million	$452.0 million	$525.8 million	56.0%	Above maximum target
Adjusted EBITDA(2)	42%	$50.0 million	$70.0 million	$92.8 million	84.0%	Above maximum target
Strategic Metrics (3)	30%				19.8%
Total (Blended result)	100%				159.8%

(1)	Financial metrics represent 70% of the bonus opportunity.
(2)	For additional information regarding and reconciliation of this non-GAAP financial measure, see “Appendix A - Reconciliation of Non-GAAP Measures.”
(3)

Strategic metrics represent 30% of the bonus opportunity, equally weighted over market share, CSI and dealer inventory turnover attainment.  The consolidated results are made up of segment specific targets for each strategic metric.

The table below sets forth the threshold, target and maximum percentages of base salary for awards under the 2021 STIP, together with the achievement and actual bonus levels paid to our NEOs, based on actual Company and individual results.

	Award Opportunity			Achievement		Bonus Earned
Name	Threshold	Target	Maximum	Achievement (actual)	Achievement (as adjusted)	% of Target	$
Frederick A. Brightbill	15% of base salary	100% of base Salary	185% of base salary	159.8%	159.8%	159.8%	$1,118,425
Timothy M. Oxley	7.5% of base Salary	50% of base salary	92.5% of base salary	159.8%	159.8%	159.8%	$263,629
George Steinbarger	7.5% of base Salary	50% of base salary	92.5% of base salary	159.8%	159.8%	159.8%	$219,691
Patrick May	9% of base Salary	60% of base salary	111% of base salary	160.8%	160.8%(1)	160.8%	$260,415
Scott Womack	7.5% of base Salary	50% of base Salary	92.5% of base Salary	0%	0%(1)	0%	$—

(1)	Calculation is based upon financial and strategic metrics specific to the respective segment.

Long-Term Equity Incentive Compensation

Equity awards represent an important component of our named executive officer compensation. We believe long-term incentive awards align the interests of our shareholders and our named executive officers by increasing the proprietary interest of our named executive officers in the Company’s growth and success, advance the Company’s interests by attracting and retaining qualified employees over time and motivate our executives to act in the long-term best interests of our shareholders. In particular, the Compensation Committee and the Board feel that one way to align the Company’s strategy with the executive long-term incentive compensation is to tie the awards directly to the Company’s performance.

Long-Term Incentive Plan (“LTIP”) awards are granted to our executive officers annually under our Amended and Restated MasterCraft Boat Holdings, Inc. 2015 Incentive Award Plan. In order to balance performance and retention incentives, during the fiscal year 2021, LTIP awards consisted of 50% restricted stock awards (“RSAs”) and 50% performance stock units (“PSUs”). The Compensation Committee believes that RSAs promote an “ownership” culture, align executives’ interests with those of our shareholders and provide retention incentives for our executive officers, while PSUs act as an additional tool for linking individual interests of our executive officers to those of our shareholders.

RSAs vest annually in three equal installments beginning on the first anniversary of the grant date, subject to the executive officer’s continued employment.

Shares subject to PSUs are earned based upon the Company’s performance, over a three-year period, measured by an increase in Modified GAAP EPS (for awards granted prior to fiscal year 2019) and cumulative adjusted earnings per share (for awards granted in fiscal year 2020 and 2021), in each case subject to a potential adjustment based upon the application of a total shareholder return (“TSR”) modifier and subject to the executive officer’s continued employment with the Company. The TSR modifier is determined as the percentile ranking of the Company’s total shareholder return as compared to the total shareholder return of the companies represented in the Russell 2000 Index. At the end of the three-year performance period, the Compensation Committee determines the actual number of shares the individual will receive based on achievement of the established performance goals and the TSR modifier.

Results for the 2019 – 2021 performance period for awards granted in fiscal 2019 are set forth in the table below.

Performance Metric	Target	Results	Achievement
Modified GAAP EPS(1)	$8.31	$6.53	Below minimum target
Payout%	100.0%	0%	Below minimum target
TSR Modifier		92.8x
Calculated Payout		0%

Relative TSR Level	Relative TSRModifier
25th Percentile or less	-20.0%
50th Percentile	No adjustment
75th Percentile	20.0%
90th Percentile or greater	30.0%
41st Percentile (Actual)	-7.2%

(1)	Three-year cumulative Modified GAAP EPS for fiscal years 2019, 2020 and 2021.

The table below sets forth the shares earned by our named executive officers in fiscal year 2021 for the fiscal 2019–2021 performance period:

Named Executive Officer	Shares Subject to PSUs Granted in Fiscal 2019	Shares Earned	Shares Earned as a Percentage of Target
Frederick A. Brightbill	—	—	—
Timothy M. Oxley	3,561	—	—
George Steinbarger	1,978	—	—
Patrick May	1,559	—	—
Scott Womack	—	—	—

For the fiscal year 2022, the Compensation Committee will again utilize a 50% RSA and 50% PSU mix of LTIP awards. The RSAs will vest in equal installments on June 30, 2022, 2023 and 2024, subject to the executive officer’s continued employment. Shares subject to PSUs are again earned based on the Company’s performance over a three-year period, measured by the cumulative adjusted earnings per share metric, subject to a TSR modifier and the executive officer’s continued employment with the Company. At the current point in the evolution of the Company, the Compensation Committee believes the adjusted earnings per share metric further aligns executive compensation with shareholder interests.

2021 Supplemental PSUs

In July 2020, after consulting with Willis Towers Watson, our outside compensation advisors, and outside legal counsel, reviewing market data and benchmarking expected relative compensation to the market data, the Compensation Committee made the decision to grant additional PSUs under the LTIP Program to certain of the Company’s officers, including its named executive officers (the “Supplemental PSUs”). The “Performance Period” for the Supplemental PSUs is a two-year period commencing July 1, 2020 and ending June 30, 2022.

At that time, the Compensation Committee believed the loss of two years of PSU awards would likely harm motivation, morale and performance, which would not be beneficial to the Company or its shareholders. The Compensation Committee granted these Supplemental PSUs to attract and motivate key employees whose existing fiscal 2019 and fiscal 2020 PSU grants (the “Existing PSUs”) were unlikely to achieve the original minimum performance goals due to the expected unprecedented effects of the current and ongoing COVID-19 pandemic. In addition, the Supplemental PSU grant aligns management with the objectives of shareholders and acts as a retention incentive.

The Compensation Committee’s commitment to sound and shareholder-friendly practice was important when designing the Supplemental PSUs.  To that end, the Supplemental PSUs are capped at 90% of the Existing PSUs original fair value. In addition, the number of shares issuable upon satisfaction of the performance criteria set forth below will be capped at 100% of target and reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs.

The number of Supplemental PSUs that a grantee earns for the performance period will be determined by multiplying the target award by the product of (i) the Composite Payout Percentage and (ii) the Relative TSR Modifier. The “Composite Payout Percentage” is calculated based on the Company’s Total Market Share Percentage, Total CSI Percentage and Total Dealer Inventory Turnover Percentage (each as defined in the Supplemental PSU Award Agreement). Following the determination of the Company’s achievement with respect to the Composite Payout Percentage over the Performance Period, the vesting of each award will be subject to adjustment based upon the application of Relative TSR Modifier. Depending on Company TSR relative to Performance Comparison Group TSR (as defined in the Supplemental PSU Award Agreement), the number of Supplemental PSUs subject to vesting pursuant to each award can be modified as follows:

Named Executive Officer	Relative TSR Modifier
25th percentile or less	-20%
50th percentile	0%
75th percentile or greater	20%

The table below sets forth the number of supplemental PSUs awarded to the Company’s named executive officers by the Committee:

Named Executive Officer	Supplemental PSUs Granted in Fiscal 2021
Frederick A. Brightbill	16,222
Timothy M. Oxley	7,584
George Steinbarger	4,462
Patrick May	5,089
Scott Womack	⸻

Employee Benefits and Perquisites

Our named executive officers receive the standard benefits received by all employees including: health and welfare plans, including, medical, dental, and vision benefits; medical and dependent care flexible spending accounts; short term and long-term disability insurance; and life insurance, retirement plans (a 401(k) retirement savings plan), and vacation.

We do not have a defined benefit pension plan or supplemental executive retirement plan. Our named executive officers participate in our various benefit programs, including our 401(k) retirement savings plan discussed below, on the same terms as other employees. The Company does not provide to its named executive officers supplemental executive retirement plans, club memberships or other significant perquisites.

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are generally eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Each or our named executive officers is provided the opportunity to use one of our MasterCraft boats and trailers in order to better understand the quality, features, components, operation, etc. of our products, and to aid in the product development and portfolio strategy, while minimizing the cost to the Company.  Named executive officers are provided with use of the boat at no charge, but are responsible for paying all insurance, maintenance, fuel and other fees, costs and charges (other than registration for use fees and taxes) related to their operation of the boat.

Process for Determining Executive Compensation

Our Compensation Committee believes that to attract, motivate and retain talented, high-caliber executive officers, we need to provide annual compensation, including cash and equity-based incentives, that is competitive, yet aligns with the interests of our shareholders. Pay-for-performance will continue to be a priority, both through Company financial and market performance, as well as long-term growth and strategic objective attainment.

Role of our Compensation Committee

The Compensation Committee is responsible for approving our executive compensation design, philosophy and overall programs for our NEOs, which include:

•	Determining annual and long-term performance goals;
•	Setting target compensation;
•	Designing incentive compensation programs;
•	Determining payouts against performance;
•	Reviewing and approving on-going compensation and benefits components; and
•	Evaluating and approving equity awards.

The Compensation Committee acts independently, but works closely with our Board, our executive management team and our independent compensation consultant in its decision-making process.

Role of our Executive Management Team

To the extent requested, our executive management team provides input on matters to the Compensation Committee as it evaluates, designs and implements our executive compensation program. Our CEO provides recommendations regarding compensation matters with respect to the executive team, but not with respect to his own compensation. The Compensation Committee carefully reviews these recommendations, absent any members of the management team, and consults with the independent compensation consultant before making final determinations to compensation changes. We believe this process ensures that our executive compensation program effectively aligns with our overall executive compensation philosophy and interests of our shareholders.

Industry Peer Group

Management and the Compensation Committee, in consultation with Willis Towers Watson, have considered how to best use competitive market data in designing our executive compensation programs. The Compensation Committee considered multiple factors, including how such data would be used, whether the data would be aligned with stockholder expectations, the breadth, consistency and reliability of the data and our ability to compete effectively for top executive talent. As a result of this review, our Compensation Committee determined to use market data from two sources: published survey data reflecting the durable goods manufacturing industry (“Survey Data”) and a customized industry peer group (the “Custom Peer Group”). Together, these sources enable the Compensation Committee to make informed decisions in achieving its compensation objectives.

The Survey Data is based on WTW’s Executive Compensation Survey, which includes approximately 1,000 companies across a broad range of industries. The Survey Data is adjusted, generally through regression analysis, to fit MasterCraft’s revenue scope. The Company did not select the companies that comprise the Survey Data, and the component companies’ identities were not a factor in the analysis. The Survey Data serves as a reliable market reference and is used as the primary source for market compensation data.

The Custom Peer Group is used to provide comparative information for purposes of designing the overall executive compensation program, including design of the STIP and LTIP, and serves as a secondary source for market compensation data for the CEO and CFO positions. The Custom Peer Group is also used for benchmarking our Board of Director compensation program. In developing the Custom Peer Group, the Compensation Committee considered both quantitative factors (such as revenue, employee headcount, and market capitalization) and qualitative factors (such as industry focus within the recreation/leisure/marine markets and product engineering complexity). Based upon this review, the Compensation Committee selected a custom peer group of 15 companies, shown below.

Fiscal Year 2021 Peer Group
American Outdoor Brands Corporation	Marine Products Corporation
Callaway Golf Company	Motorcar Parts of America, Inc.
Clarus Corporation	National Presto Industries, Inc.
Fox Factory Holding Corp.	Nautilus, Inc.
iRobot Corporation	Spartan Motors, Inc.
Johnson Outdoors Inc.	Sturm, Ruger & Company, Inc.
Malibu Boats, Inc.	Twin Disc, Incorporated
MarineMax, Inc.

Compensation Governance

Executive Stock Ownership Policy

The Company has established stock ownership and retention guidelines in order to further align the long-term interests of our executive officers with those of our shareholders. Our stock ownership guidelines require our CEO and CFO to own shares of the Company’s common stock having an aggregate value equal to six times and three times their respective annual base salaries within five years of being appointed. As of June 30, 2021, our CFO owns 5.7 times his annual base salary. Our CEO owns 3.3 times his annual base salary and has made significant progress given his recent hire date of December 2019.

No Tax Gross Ups

Except for excess life insurance, we do not make gross up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.

None of the named executive officers are entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

Insider Trading Policy Prohibition on Hedging and Pledging

We have adopted an insider trading compliance policy, which prohibits the hedging and pledging of our securities by our directors and officers. None of our executive officers or directors holds any of our stock subject to a hedge or pledge.

Clawback Policy

We have adopted a claw-back policy. Under this policy, the Company may seek to recover or cause to be forfeited any or all performance-based compensation received by employees and directors of the Company, including the named executive officers, in the event of restatement of the Company’s financial statements resulting in whole or in part from the fraud or intentional misconduct of such employees or directors.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that these disclosures be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021.

Compensation Committee:

Donald C. Campion

Tzan-Jin (TJ) Chung

Peter G. Leemputte, Chair

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to the named executive officers for fiscal years ended June 30, 2021, June 30, 2020 and June 30, 2019, calculated in accordance with SEC rules and regulations.

Name and Principal Position*	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Frederick A. Brightbill	2021	700,000	—	1,373,637	—	1,118,425	—	16,604	3,208,666
CEO and Chairman of the	2020	456,923	—	606,986	—	104,216	—	18,177	1,186,302
Board
Timothy M. Oxley	2021	330,000	—	398,840	—	263,629	—	13,181	1,005,650
Chief Financial Officer,	2020	300,000	—	180,000	—	32,702	—	15,673	528,375
Treasurer and Secretary	2019	300,000	—	180,000	—	162,000	—	13,462	655,462
George Steinbarger	2021	275,000	—	226,552	—	219,691	—	14,104	735,347
Chief Revenue Officer
Patrick May	2021	270,000	—	263,559	—	260,415	—	8,500	802,474
President, Crest
Scott Womack President, NauticStar	2021	308,329	—	154,197	—	—	—	26,225	488,751

(1)

Represents the aggregate grant date fair value of RSAs and PSUs awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by our named executive officers. These amounts include the value of both annual PSU grants and the Supplemental PSUs granted in July 2020. The number of shares issuable upon satisfaction of performance criteria pursuant to the Supplemental PSUs will be reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs. Information about the assumptions used to value these awards can be found in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K. See “—Equity Incentive Compensation” for more information about the awards granted in these years. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each named executive officer will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on a number of factors, including Company performance and stock price. For more information on RSAs and PSUs, including the Supplemental PSUs, see “Compensation Discussion and Analysis — Structure of our Compensation Program — Long-Term Equity Incentive Compensation” above.

(2)	The amounts shown in this column for 2021 reflect the following components:
•	Messrs. Brightbill, Oxley, Steinbarger, May and Womack received $9,087, $10,150, $10,150, $8,500, and $8,925, respectively, for matching contributions to each individual’s account in our 401(k) plan.
•	Messrs. Brightbill, Oxley, Steinbarger and Womack received $3,810, $1,980, $300, and $439, respectively, for a Company paid life insurance policy.
•	Messrs. Brightbill, Oxley, Steinbarger and Womack received imputed income of $3,707, $1,051, $3,654, and $1,204, respectively, for boat usage.
•	Mr. Womack received $15,657 for a housing allowance.

Grants of Plan-Based Awards in 2021

The following table provides information concerning grants of plan-based awards during 2021 to the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Frederick A. Brightbill
2021 Annual incentive bonus	—	105,000	700,000	1,295,000
RSAs	7/16/2020				26,316	525,004
PSUs	7/16/2020				26,316	525,004
Supplemental PSUs(4)	7/16/2020				16,222	323,629
Timothy M. Oxley 2021 Annual incentive bonus	—	24,750	165,000	305,250
RSAs	7/16/2020				6,204	123,770
PSUs	7/16/2020				6,204	123,770
Supplemental PSUs(4)	7/16/2020				7,584	151,301
George Steinbarger 2021 Annual incentive bonus	—	20,625	137,500	254,375
RSAs	7/16/2020				3,447	68,768
PSUs	7/16/2020				3,447	68,768
Supplemental PSUs(4)	7/16/2020				4,462	89,017
Patrick May 2021 Annual incentive bonus	—	24,300	162,000	299,700
RSAs	7/16/2020				4,061	81,017
PSUs	7/16/2020				4,061	81,017
Supplemental PSUs(4)	7/16/2020				5,089	101,526
Scott Womack 2021 Annual incentive bonus		23,125	154,164	285,204
RSAs	7/16/2020				3,635	77,098
PSUs	7/16/2020				3,635	77,098

(1)  Reflects the threshold, target and maximum annual cash incentive opportunities under our 2021 short-term incentive plan. At the time of the filing of this proxy statement, the actual results of our short-term incentive plan were finalized, and our NEOs received the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)  Reflects the number of restricted stock awards and performance stock units granted. These restricted stock awards will vest in equal installments on June 20, 2022, 2023 and 2024. The performance stock units are earned based upon the Company’s performance, over a three-year period, in each case subject to a potential adjustment based upon the application of a total shareholder return.  The amounts reported with respect to PSUs are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value of the PSUs would be as follows: Mr. Brightbill $1,260,010; Mr. Oxley $297,048; Mr. Steinbarger $165,042; Mr. May $194,441; and Mr. Womack $185,036.

(3)  Reflects the aggregate grant date fair value of equity awards, calculated in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures.

(4) Reflects the number of supplemental PSUs granted. The supplemental PSUs are earned based upon the Company’s performance, over a two-year period, in each case subject to a potential adjustment based upon the application of a total shareholder return. The number of shares issuable upon satisfaction of the performance criteria is capped at 100% of target and reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs. See “Compensation Discussion and Analysis — Structure of our Compensation Program — Long-Term Equity Incentive Compensation.”

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information with respect to outstanding option awards for each of the named executive officers as of June 30, 2021.

			Option Awards			Stock Awards
Name*	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of securities that have not vested (#)	Market value of securities that have not vested ($)(2)
Frederick A. Brightbill	12/2/2019	—	—	—	—	12,500(4)	328,625
	12/2/2019	—	—	—	—	12,375(5)	325,339
	12/2/2019	—	—	—	—	18,563(6)	488,021
	7/16/2020	—	—	—	—	26,316(7)	691,848
	7/16/2020	—	—	—	—	26,316(8)	691,848
	7/16/2020	—	—	—	—	16,222(9)	426,476
Timothy M. Oxley	7/16/2015	15,146	—(3)	10.70	7/16/2025	—	—
	7/19/2018	—	—	—	—	1,128(10)	29,655
	9/10/2019	—	—	—	—	3,411(5)	89,675
	9/10/2019	—	—	—	—	5,117(6)	134,526
	7/16/2020	—	—	—	—	6,204(7)	163,103
	7/16/2020	—	—	—	—	6,204(8)	163,103
	7/16/2020	—	—	—	—	7,584(9)	199,383
George Steinbarger	7/19/2018	—	—	—	—	627(10)	16,484
	9/10/2019	—	—	—	—	2,085(5)	54,815
	9/10/2019	—	—	—	—	3,127(6)	82,209
	7/16/2020	—	—	—	—	3,447(7)	90,622
	7/16/2020	—	—	—	—	3,447(8)	90,622
	7/16/2020	—	—	—	—	4,462(9)	117,306
Patrick May	10/1/2018	—	—	—	—	520(10)	13,671
	9/10/2019	—	—	—	—	2,843(5)	74,742
	9/10/2019	—	—	—	—	4,264(6)	112,101
	7/16/2020	—	—	—	—	4,061(7)	106,764
	7/16/2020	—	—	—	—	4,061(8)	106,764
	7/16/2020	—	—	—	—	5,089(9)	133,790
Scott Womack	7/16/2020	—	—	—	—	3,635(7)	95,564
	7/16/2020	—	—	—	—	3,635(8)	95,564

(1)	The option exercise price has been reduced by $4.30, the amount of the special cash dividend paid on June 10, 2016, from an exercise price of $15.00 to an exercise price of $10.70.
(2)	Based on the closing price of the Company’s common stock on June 30, 2021 of $26.29.
(3)	As of July 2019, all options are vested and exercisable.
(4)	The restricted stock vests on December 2, 2021.
(5)	The restricted stock vests in two equal annual installments beginning on September 10, 2021.

(6)

The performance stock units will be earned based upon the Company’s performance, over a three-year period, measured by cumulative adjusted earnings per share, subject to a TSR modifier. The “Performance Period” for the awards is a three-year period commencing July 1, 2019 and ending June 30, 2022.

(7)	The restricted stock vests in three equal annual installments beginning on July 16, 2021.
(8)

The performance stock units will be earned based upon the Company’s performance, over a three-year period, measured by cumulative adjusted earnings per share, subject to a TSR modifier. The “Performance Period” for the awards is a three-year period commencing July 1, 2020 and ending June 30, 2023.

(9)

The supplemental performance stock units will be earned based upon the Company’s performance, over a two-year period, measured by certain strategic metrics, subject to a TSR modifier. The “Performance Period” for the awards is a two-year period commencing July 1, 2020 and ending June 30, 2022. The number of shares issuable upon satisfaction of the performance criteria is capped at 100% of target and reduced for any shares issuable upon satisfaction of the performance criteria pursuant to the Existing PSUs. See “Compensation Discussion and Analysis — Structure of our Compensation Program — Long-Term Equity Incentive Compensation.”

(10)	The restricted stock vests on July 19, 2021.

Potential Payments upon Termination or Change of Control

Termination of Employment: Except in connection with a change in control (as defined below), upon a named executive officer’s termination of employment for any reason, all unvested RSUs and PSUs are automatically forfeited (unless the Compensation Committee determines otherwise). Except for Mr. Oxley, no named executive officer is entitled to additional severance or other payments upon termination of employment.

Upon a termination by the Company without cause, Mr. Oxley is entitled to severance consisting of (a) continued base salary through the 12 month anniversary of the termination of employment, (b) reimbursement of the COBRA premiums (provided that coverage shall be equivalent to the coverage received while he was employed with the Company) for up to 12 months following termination of employment, and (c) continued STIP and LTIP payments on a pro rata basis for the remainder of the fiscal year following termination of employment (provided he was on track to meet applicable performance targets). Payment of continued base salary will be subject to reduction for any compensation earned by Mr. Oxley during the 12-month period following termination of employment. For the definition of “cause” under Mr. Oxley’s employment agreement, see “Employment Agreement and Offer Letters with our Named Executive Officers—Employment Agreement with Timothy M. Oxley.”

Termination of Employment with Change in Control: In the event a named executive officer’s employment is terminated in connection with a change in control, any unvested RSAs will immediately become vested (assuming no replacement award is offered) and all PSUs (unless the executive is terminated for cause as determined by the Compensation Committee) will be entitled to a payment equal to the target award.

Death or Disability. In the event of death or disability, all PSUs will be entitled to a payment of a pro rata portion of the target award, calculated based on a fraction, the numerator of which is the number of days from the grant date until the date of termination of service resulting from death or disability, and the denominator of which is the total number of days from the grant date until the end of the applicable performance period. RSAs do not automatically vest upon death or disability unless the Compensation Committee in its sole discretion determines otherwise.

The information below describes and quantifies the estimated amount of certain compensation that would become payable to each NEO as of June 30, 2021 under the following circumstances: (i) upon termination by the Company; (ii) upon termination in connection with a change in control and (iii) upon death or disability. The estimated value of all unvested equity awards in the above below is based on our closing stock price as of June 30, 2021 of $26.29 per share.

Named Executive Officer	Termination of Employment without Cause(1)	Termination in Connection with a Change-in-Control(2)	Death or Disability(3)
Frederick A. Brightbill	⸻	2,525,680	555,963
Timothy M. Oxley	474,052	910,063	474,052
George Steinbarger	⸻	334,751	85,013
Patrick May	⸻	414,041	110,322
Scott Womack	⸻	191,128	31,855
(1)	No named executive officer is entitled to payment or acceleration of vesting of equity awards in connection with a termination of employment for cause.

(2)	These amounts represent the vesting of all outstanding RSAs and the payment of PSUs equal to the target award.
(3)	These amounts represent PSUs that vested based on the formula described above under “Death or Disability.”

The LTIP defines “Change in Control” as the following: shall mean and includes each of the following:

•

A transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than Wayzata and its affiliates, the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly beneficially owns voting securities representing more than 50% of the voting power of the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

•

During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

o

which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, or Wayzata and its Affiliates beneficially owning, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

o

after which no person or group, including Wayzata, beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this section as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

•	The consummation of a liquidation or dissolution of the Company.

The Compensation Committee has full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a change in control has occurred pursuant to the above definition, and the date of the occurrence of such change in control and any incidental matters relating thereto.

Employment Agreement and Offer Letters with our Named Executive Officers

Offer Letter with Frederick A. Brightbill

On October 30, 2019, the Board of Directors appointed Mr. Brightbill to serve as the Company’s interim Chief Executive Officer following Mr. McNew’s resignation. In connection with his appointment as interim Chief Executive Officer, the Company entered into a letter agreement with Mr. Brightbill regarding the terms of his employment as interim Chief Executive Officer. The letter agreement provided, among other things, a one-time grant of 15,000 RSAs (with terms substantially similar to annual director grants, including a one-year vesting period).

On December 2, 2019, Mr. Brightbill executed an offer letter with the Company to serve as Chief Executive Officer of the Company, which replaced the letter agreement entered into in connection with Mr. Brightbill’s appointment as interim Chief Executive Officer. Mr. Brightbill’s employment with the Company is “at will” and, as such, may be terminated at any time, by either Mr. Brightbill or the Company, with or without advance notice or cause.

Pursuant to his offer letter, Mr. Brightbill received an initial sign-on bonus of 25,000 RSAs, which will vest on the first and second anniversaries of the grant date, and he is entitled to an initial annual base salary of $700,000. In determining the number of RSAs to award Mr. Brightbill in connection with his appointment as permeant Chief Executive Officer, the Compensation Committee took into account the 15,000 RSAs previously awarded to Mr. Brightbill in connection with this appointment as interim Chief Executive Officer.

Mr. Brightbill is also eligible for an annual performance-based bonus, based upon annual performance targets established by the Board. The actual annual performance-based bonus paid to Mr. Brightbill the 2020 STIP is set forth above in the Summary Compensation Table in the column entitled “Non-equity incentive plan compensation.” Mr. Brightbill is also eligible for equity awards under our LTIP program up to 150% of base salary should he meet performance targets established by the Board.

Employment Agreement with Timothy M. Oxley

On July 1, 2018, we entered into an employment agreement with Mr. Oxley. Under his employment agreement, Mr. Oxley will serve as Chief Financial Officer, Secretary and Treasurer of the Company for four years from the effective date of the employment agreement, subject to successive one-year extensions by the Board. Mr. Oxley is also eligible to participate in any LTIP as may be adopted by the Board and based upon performance targets established by the Board in connection with the LTIP.

Base Salary, Cash Bonuses and Equity Awards

Pursuant to such employment agreement, Mr. Oxley is entitled to an initial annual base salary of $300,000. Mr. Oxley is eligible for an annual performance-based bonus in accordance with the terms of the STIP adopted by the Board, based upon annual performance targets established by the Board. The actual annual performance-based bonus paid to Mr. Oxley under each of the 2019 STIP, 2020 STIP and 2021 STIP is set forth above in the Summary Compensation Table in the column entitled “Non-equity incentive plan compensation.”

Severance

The employment agreement provides for severance upon a termination of Mr. Oxley’s employment by us without cause, subject to the execution and non-revocation of a waiver and release of claims by Mr. Oxley.

Upon a termination by us without cause, Mr. Oxley is entitled to severance consisting of (a) continued base salary through the 12 month anniversary of the termination of employment, (b) reimbursement of the COBRA premiums (provided that coverage shall be equivalent to the coverage received while he was employed with the Company) for up to 12 months following termination of employment, and (c) continued STIP and LTIP payments on a pro rata basis for the remainder of the fiscal year following termination of employment (provided he was on track to meet applicable performance targets). Payment of continued base salary will be subject to reduction for any compensation earned by Mr. Oxley during the 12-month period following termination of employment.

For purposes of each employment agreement, the Company will have “cause” to terminate Mr. Oxley’s employment upon his (i) material failure to substantially perform the duties set forth in his employment agreement (other than any such failure resulting from disability); (ii) material failure to carry out, or comply with, in any material respect, any lawful directive of our Board; (iii) commission at any time of any act or omission that results in, or may reasonably be expected to result in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities under his employment agreement; (v) commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of our assets, or breach of fiduciary duty against us (or any predecessor thereto or successor thereof); or (vi) material breach of his employment agreement or other agreements with us (including, without limitation, any breach of the restrictive covenants of any such agreement).

Restrictive Covenants

Pursuant to such employment agreement, Mr. Oxley will be subject to certain non-competition and non-solicitation restrictions for the term of the agreement and for an 18-month period after termination of employment.

Offer Letter with Scott Womack

On August 3, 2020, Mr. Womack executed an offer letter with the Company to serve as President, NauticStar. Mr. Womack’s employment with the Company is “at will” and, as such, may be terminated at any time, by either Mr. Womack or the Company, with or without advance notice or cause.

Mr. Womack’s offer letter provides our base annual salary will be $340,000 and an annual bonus up to 50% of base salary based on the Company’s financial performance and on achievement of agreed upon key performance objectives. Mr. Womack is also eligible for equity awards under our LTIP program up to 50% of base salary should he meet performance targets established by the Board. Mr. Womack’s offer letter also requires him to enter into a Confidentiality, Non-Disclosure, Non- Circumvention & Non-Competition Agreement with the Company.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median associate to the annual total compensation of Mr. Brightbill, our Chief Executive Officer. We believe that the pay ratio disclosed below is a reasonable estimate and calculated in a manner consistent with the Pay Ratio Rules.

The 2021 annual total compensation of the median associate identified by the Company, and as described in further detail below, was $51,800, and the total annual compensation of our CEO was $3,208,666. Based on this information, the ratio of the median annual total compensation of all associates to the annual total compensation of our CEO is 1:62.  The 2021 total annual compensation of our CEO includes the annual LTIP grant and a supplemental PSU grant awarded early in Fiscal 2021.  The supplemental PSUs will be reduced by any shares paid out from the Fiscal 2019 and Fiscal 2020 PSU grants. Excluding the supplemental PSUs from the CEO’s total annual compensation, the ratio is 1:56.

The methodology we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of our “median associate,” is as follows:

•

To identify the median Associate, we started with our associate population as of June 30, 2021, which consisted of approximately 1,500 individuals. The total number of U.S. and non-U.S. Associates were 1,539 and 4, respectively.

•	We then excluded certain non-U.S. associates as permitted under SEC rules. As result of these exclusions, our associate population was 1,539.
•	We calculated compensation using base pay earnings, overtime earnings, and annual incentives paid to our associates in fiscal year 2021.
•	We annualized compensation for any associates who started work in fiscal year 2021.

OUR SHAREHOLDERS

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information concerning beneficial ownership of our common stock as of August 28, 2021, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, by all directors, nominees for director and executive officers as a group, and by beneficial owners of more than five percent of our common stock.

Name	Number of Shares of Common Stock Owned(1)	Number of Shares Subject to Right to Acquire Beneficial Ownership	Total Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(2)
Beneficial owners of 5% or more of our common stock
Fairfax Financial Holdings Limited(3)	1,868,465	—	1,868,465	9.9%
BlackRock, Inc.(4)	1,250,766	—	1,250,766	6.6%
Royce & Associates, LP(5)	1,138,646	—	1,138,646	6.0%
The Vanguard Group(6)	1,131,411	—	1,131,411	6.0%
Systematic Financial Management, L.P.(7)	1,099,422	—	1,099,422	5.8%
Divisar Capital Management LLC(8)	1,016,222	—	1,016,222	5.3%
Directors and named executive officers
Frederick A. Brightbill	134,699	—	134,699	*
Timothy M. Oxley	98,066	15,146	113,212	*
W. Patrick Battle	14,861	—	14,861	*
Jaclyn Baumgarten	11,319	—	11,319	*
Donald C. Campion	22,800	—	22,800	*
TJ Chung	16,399	—	16,399	*
Roch Lambert	20,117	—	20,117	*
Peter G. Leemputte	20,217	—	20,217	*
Jennifer Deason	2,881	—	2,881	*
George Steinbarger	13,021	—	13,021	*
Patrick May	16,092	—	16,092	*
Scott Womack	6,545	—	6,545	*
All current executive officers, directors and director nominees as a group (12 persons)	377,017	15,146	392,163	2.1%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Based on an aggregate of 19,022,668 shares of MasterCraft common stock issued and outstanding as of August 28, 2021.
(3)

As of December 31, 2020, based on information provided in a Schedule 13G/A filed with the SEC on February 9, 2021 by Fairfax Financial Holdings Limited (“Fairfax”), Fairfax reported that it has shared voting power with respect to 1,868,465 shares of our common stock and shared dispositive power over 1,868,465 shares of our common stock. The address for Fairfax is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7. The Schedule 13G/A was filed pursuant to a Joint Filing Agreement dated as of March 27, 2020 among V. Prem Watsa, The Second 1109 Holdco Ltd., The Sixty Two Investment Company Limited, Fairfax Financial Holdings Limited, FFHL Group Ltd., Northbridge Financial Corporation, Northbridge General Insurance Corporation, Fairfax (US) Inc., Odyssey US Holdings Inc., Odyssey Group Holdings, Inc., Odyssey Reinsurance Company, Crum & Forster Holdings Corp., United States Fire Insurance Company, The North River Insurance Company, 1102952 B.C. Unlimited Liability Company, Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company Holdings I, Ltd, Allied World Assurance Company, Ltd, Allied World Assurance Holdings (Ireland) Ltd, Allied World Assurance Holdings (U.S.) Inc., Allied World Insurance Company, AW Underwriters Inc., and Allied World Specialty Insurance Company.

(4)

As of December 31, 2020, based on information provided in a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”), BlackRock reported that it has sole voting power with respect to 1,242,550 shares of our common stock and sole power to dispose of, or direct the disposition of 1,250,766 shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)

As of December 31, 2020, based on information provided in Schedule 13G filed with the SEC on January 27, 2021 by Royce & Associates, LP (“Royce & Associates”), Royce & Associates reported sole voting power with respect to 1,138,646 shares of our common stock and sole dispositive power with respect to 1,138,646 shares of our common stock. The address for Royce & Associates is 745 Fifth Avenue, New York, NY 10151.

(6)

As of December 31, 2020, based on information provided in Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard reported shared voting power with respect to 38,834 shares, sole dispositive power with respect to 1,083,457 shares of our common stock and shared dispositive power with respect to 47,954 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7)

As of December 31, 2020, based on information provided in Schedule 13G filed with the SEC on February 12, 2021 by Systematic Financial Management, L.P. (“Systematic”), Systematic reported sole voting power with respect to 691,222 shares of our common stock and sole dispositive power with respect to 1,090,422 shares of our common stock. The address for Systematic is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.

(8)

As of December 31, 2020, based on information provided in Schedule 13G/A filed with the SEC on February 16, 2021 by Divisar Capital Management LLC (“Divisar”), Divisar reported shared voting power with respect to 1,016,222 shares of our common stock and shared dispositive power with respect to 1,016,222 shares of our common stock. Based on the Schedule 13G/A, Divisar serves as the general partner and investment manager to each of Divisar Partners QP, L.P. and Divisar Partners, L.P., (collectively “the Funds”). Divisar may be deemed to be the beneficial owner of all shares of our common stock held by the Funds. Mr. Steven Baughman, as Managing Member of Divisar with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of our common stock held by the Funds. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, each of the Funds expressly disclaims beneficial ownership over any of the securities reported in this statement, and the filing of this statement shall not be construed as an admission that either of the Funds are the beneficial owner of any of the securities reported herein.

Delinquent Section 16(a) Reports

Directors, officers and persons who beneficially own more than 10% of our common stock are required by Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership and changes in ownership of our common stock with the SEC, the NASDAQ, and us. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the 2021 fiscal year, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain transactions, arrangements and relationships with certain of our directors, executive officers or shareholders owning 5% or more of our outstanding common stock.

Compensation Programs

We have entered into certain compensation plans to provide payments to certain of our service providers (including our named executive officers and certain of our non-employee directors) as described under the section titled “Executive Compensation.”

Our Policy Regarding Related Party Transactions

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

NEXT ANNUAL MEETING—SHAREHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2021 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal submitted for inclusion in our proxy statement for the 2022 Annual Meeting must be received by us by May 18, 2022. However, pursuant to such rule, if the 2022 Annual Meeting is held on a date that is before September 19, 2022 or after November 18, 2022, then a shareholder proposal submitted for inclusion in our proxy statement for the 2022 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2022 Annual Meeting.

Shareholder Proposals of Business

Under our Bylaws that will be in effect for the 2022 Annual Meeting, a shareholder is eligible to submit a shareholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the shareholder is (1) a shareholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our Bylaws. Our Bylaws provide that the proposal must be a proper matter for shareholder action under Delaware law and the shareholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2022 Annual Meeting between June 21, 2022 and July 21, 2022; provided, however, if and only if the 2022 Annual Meeting is not scheduled to be held between September 19, 2022 and December 28, 2022, such shareholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2022 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the 2022 Annual Meeting or (B) the date which is 90 days prior to the date of the 2022 Annual Meeting. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the shareholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Shareholders intending to submit a proposal of business at the 2022 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our Bylaws, as amended and restated and adopted as of October 24, 2019, which were filed with the SEC as an exhibit to Form 8-K on October 25, 2019 and our Annual Report on Form 10-K on September 10, 2020.

Shareholder Nominations of Directors

Shareholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our Bylaws. Under our Bylaws that will be in effect for the 2022 Annual Meeting, a shareholder is eligible to submit a shareholder nomination of directors at an annual meeting if the shareholder is (1) a shareholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our Bylaws. The shareholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2022 Annual Meeting between June 21, 2022 and July 21, 2022; provided, however, if and only if the 2022 Annual Meeting is not scheduled to be held between September 19, 2022 and December 28, 2022, such shareholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2022 Annual Meeting and not later than the later of (C) the tenth day following the day of the public announcement of the date of the 2022 Annual Meeting or (D) the date which is 90 days prior to the date of the 2022 Annual Meeting. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the shareholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Shareholders intending to submit a nomination for the 2022 Annual Meeting must comply with the provisions specified in our Bylaws, as amended and restated and adopted as of October 24, 2019, which were filed with the SEC as an exhibit to Form 8-K on October 25, 2019 and our Annual Report on Form 10-K on September 10, 2020.

Householding

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and MasterCraft. It reduces the volume of duplicate information received at your household and helps MasterCraft reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

If any shareholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at (423) 884-2221, write to us at 100 Cherokee Cove Drive, Vonore, TN 37885, or e-mail us at investorrelations@mastercraft.com. If you are a shareholder that receives multiple copies of our proxy materials or Notice of Internet

Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent

Contact Information

Shareholder proposals or nominations should be sent to:

100 Cherokee Cove Drive,

Vonore, Tennessee 37885

Attention: Corporate Secretary

OUR MEETING

QUESTIONS RELATING TO THIS PROXY STATEMENT

Q:What is a proxy?

A:

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting. These officers are Frederick A. Brightbill and Timothy M. Oxley.

Q:What is a proxy statement?

A:

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote designating Frederick A. Brightbill and Timothy M. Oxley as proxies to vote on your behalf.

Q:	What is the difference between a shareholder of record and a shareholder who holds stock in street name?
A:

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a shareholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

Q:	What is the record date and what does it mean?
A:

September 3, 2021 is the record date for the Annual Meeting to be held on October 19, 2021. The record date is established by the Board as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Q:	How can I attend the Annual Meeting?
A:

Shareholders as of the record date may attend and vote virtually at the Annual Meeting by registering at www.proxydocs.com/mcft prior to the deadline of October 17, 2021 at 11:59 pm Eastern Time.  To register, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice of Availability of Proxy Materials.  Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Q:	Can I ask questions at the Annual Meeting?
A:

Shareholders as of our record date who attend and participate in our virtual Annual Meeting at www.proxydocs.com/mcft will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These shareholders may also submit a question in advance of the Annual Meeting at www.proxydocs.com/mcft. In both cases, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice of Availability of Proxy Materials.

Q:	How do I vote?
A:	Name	If you are a Shareholder of Record	If you are a Beneficial Owner of Shares Held in Street Name
	By Internet (24 hours a day)*	To vote through the internet, you may complete an electronic proxy card at www.proxydocs.com/mcft. You will be asked to provide the control number from the enclosed proxy card.

To vote through the internet, you must follow the instructions found on the voting instruction form you have received from your broker.  You will be asked to provide the control number on that form in order for your vote to be counted.

By Telephone (24 hours a day)*

To vote over the telephone, dial the toll-free number 855-962-4263 using any touch tone telephone and follow the recorded instructions.  You will be asked to provide the control number from the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

	By Mail	Return a properly executed and dated proxy card in the prepaid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or similar organization makes available
At our Annual Meeting*

Shareholders who wish to attend the meeting in person must register in advance at www.proxydocs.com/mcft prior to the deadline of October 17, 2021 at 11:59 pm Eastern.  All electronic and paper proxy cards must be received by the independent inspector before the polls close at the meeting.

Shareholders who wish to attend the meeting in person must register in advance at www.proxydocs.com/mcft prior to the deadline of October 17, 2021 at 11:59 pm Eastern.  All electronic and paper proxy cards must be received by the independent inspector before the polls close at the meeting.

*

Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet or telephone should understand that, while we do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

The giving of a proxy will not affect your right to vote at the Annual Meeting should you decide to attend.

Q:	What if I sign and return a proxy card, but do not provide voting instructions?
A:	Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:
•	for the election of five directors nominated by the Board of Directors for a term that expires at the next Annual Meeting of shareholders;
•	for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022;
•	for the resolution approving, on an advisory basis (i.e. non-binding), the compensation of the Company’s named executive officers (“Say-on-Pay”); and
•	Every year on the advisory vote on the frequency with which to hold advisory votes on the compensation of named executive officers (“Say-When-on-Pay”).
Q:	What if I change my mind after I return my proxy?
A:

You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting your shares online while virtually attending the meeting, by delivering a new proxy or by notifying the Company Secretary in writing prior to the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy. Participation in the Annual Meeting will not alone constitute revocation of a proxy.

Q:	What is a quorum?
A:

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum.

Q:	Will my shares be voted if I do not vote by the Internet, sign and return a proxy card, or vote at the virtual Annual Meeting?
A:

If you are a shareholder of record and you do not vote by the Internet, sign and return a proxy card or attend the Annual Meeting and vote electronically, your shares will not be voted and will not count in deciding the matters presented for shareholder consideration in this proxy statement.

If your shares are held in “street name” through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a “broker non-vote.” Only the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter for this Proxy Statement. The election of director nominees is not considered a routine matter. Because the election of director nominees is not considered a “routine” matter for shareholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matters and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

Q:	How may I vote and how many votes are needed for each proposal?
A:

For Proposal 1—Election of Directors, you may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.

For Proposal 2—Ratification of the Appointment of our Independent Registered Public Accounting Firm, you may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.

For Proposal 3—Advisory Vote on Compensation of Named Executive Officers (Say-on-Pay), you may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter. As an advisory vote, this proposal is not binding. However, the Board of Directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

For Proposal 4—Frequency of Future Advisory Votes on the Compensation of Named Executive Officers (Say-When-on-Pay), you may vote ONE YEAR, every TWO YEARS, every THREE YEARS or ABSTAIN from voting. The approval, on an advisory basis (i.e. non-binding), of the frequency of which the advisory vote to approve the compensation of our named executive officers should be held will be determined by a plurality of votes. This means that the option for holding a say-on-pay vote (every year, every two years, or every three years), which receives the greatest number of votes will be considered the preferred frequency of our shareholders. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.

Any other matters: The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

Q:	How are proxies solicited and what is the cost?
A:

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Q:	Who will tabulate and certify the vote?
A:	Mediant, an independent third party, will tabulate and certify the vote and will have a representative to act as the independent inspector of elections for the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

•our website at www.mastercraft.com by clicking on the Investors link, followed by the Financials link,

•the SEC’s website at www.sec.gov,

•the SEC at 1 (800) SEC-0330, or

•our Corporate Secretary at 100 Cherokee Cove Drive, Vonore, Tennessee 37885.

Q:	How can I obtain a copy of the 2021 Annual Report to Shareholders and the Annual Report on Form 10-K for the year ended June 30, 2021?
A:

Our 2021 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended June 30, 2021, is available at www.proxydocs.com/mcft and at www.mastercraft.com by clicking on the Investors link, followed by the Financials link. In addition, our Annual Report on Form 10-K for the year ended June 30, 2021, is available from the SEC’s website at www.sec.gov. At the written request of any shareholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible shareholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

100 Cherokee Cove Drive,

Vonore, Tennessee 37885

Attention: Corporate Secretary

OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope or vote via the Internet so that your shares may be represented at the Annual Meeting.

By order of the Board of Directors,

Frederick A. Brightbill CEO and Chairman of the Board

APPENDIX A

Reconciliation of Non-GAAP Measures

(Dollars in thousands)	2021
Net income (loss)	$56,170
Income tax expense (benefit)	15,658
Interest expense	3,392
Depreciation and amortization	11,630
EBITDA	86,850
Share-based compensation	2,984
Aviara transition costs(a)	2,150
Loss on debt refinancing(b)	769
Adjusted EBITDA	$92,753

(a)

Represents costs to transition production of the Aviara brand from Vonore, Tennessee to Merritt Island, Florida.  Costs include duplicative overhead costs and costs not indicative of ongoing operations (such as training and facility preparation).

(b)

Represents loss recognized upon refinancing the Company’s debt. The loss is comprised of unamortized debt issuance costs related to the previously existing credit facility and third-party legal costs associated with the refinancing.

Reconciliation of Adjusted Earnings Per Share

(Dollars in thousands)	2021
Net income (loss)	$56,170
Income tax expense (benefit)	15,658
Amortization of acquisition intangibles	3,842
Share-based compensation	2,984
Aviara transition costs (a)	2,150
Debt refinancing charges (b)	769
Adjusted Net Income before income taxes	81,573
Adjusted income tax expense(c)	18,762
Adjusted Net Income	$62,811

Adjusted Net Income per share:
Basic	$3.34
Diluted	$3.31
Weighted average shares used for the computation of:
Basic Adjusted Net Income per share(d)	18,805,464
Diluted Adjusted Net Income per share(d)	18,951,521

(a)

Represents costs to transition production of the Aviara brand from Vonore, Tennessee to Merritt Island, Florida.  Costs include duplicative overhead costs and costs not indicative of ongoing operations (such as training and facility preparation).

(b)

Represents loss recognized upon refinancing the Company’s debt. The loss is comprised of unamortized debt issuance costs related to the previously existing credit facility and third-party legal costs associated with the refinancing.

(c)	Reflects income tax expense at a tax rate of 23.0% for fiscal 2021.
(d)

Represents the Weighted Average Shares Used for the Computation of Basic and Diluted earnings (loss) per share as presented on the Consolidated Statements of Operations to calculate Adjusted Net Income per diluted share for all periods presented herein.

A-1

MASTERCRAFT BOAT HOLDINGS INC. PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:  INTERNET Go To: www.proxypush.com/MCFT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-855-962-4263 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided MasterCraft Boat Holdings, Inc Annual Meeting of Stockholders For Stockholders as of September 03, 2021 TIME: Tuesday, October 19, 2021 9:00 AM, Eastern Time PLACE: Annual Meeting to be held via the Internet - Please visit www.proxydocs.com/MCFT for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Frederick A. Brightbill and Timothy M. Oxley, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MasterCraft Boat Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS IN ITEM 1, "FOR" THE PROPOSAL IN ITEMS 2 AND 3 AND "1 YEAR" ON PROPOSAL 4. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

MasterCraft Boat Holdings, Inc Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only The Board of Directors recommends a vote FOR the nominees for director listed in proposal 1, FOR proposals 2 and 3 and 1 YEAR on proposal 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1: Election of Class II and Class III Directors. FOR AGAINST ABSTAIN 1.01 W. Patrick Battle ☐ ☐ ☐ ☐ ☐ ☐ FOR 1.02 Frederick A. Brightbill ☐ ☐ ☐ ☐ ☐ FOR 1.03 Donald C. Campion ☐ ☐ ☐ ☐ ☐ FOR 1.04 Tzau-Jin (TJ) Chung ☐ ☐ ☐ ☐ ☐ FOR 1.05 Jennifer Deason ☐ ☐ ☐ ☐ ☐ FOR FOR AGAINST ABSTAIN 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2022. FOR 3: To approve, on an advisory basis, the compensation of the Company's named executive officers. FOR 1YR 2YR 3YR ABSTAIN 4: To approve, on an advisory basis, the frequency of which the advisory vote to approve the compensation of our named executive officers should be held. 1 YEAR You must register to attend the meeting online and/or participate at www.proxydocs.com/MCFT Authorized Signatures - This section must be completed for your Instructions to be executed. Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date